UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Notice of:

2020 Annual General Meeting of Shareholders & Proxy Statement

Helen of Troy Limited

Helen of Troy

OXO

Honeywell

BRAUN

VICKS

Hydro Flask

PUR

HOT TOOLS PROFESSIONAL

drybar

HELEN OF TROY LIMITED
Clarendon House
2 Church Street
Hamilton, Bermuda
July 15, 2020
Dear Shareholders:
It is my pleasure to invite you to the 2020 Annual General Meeting of the Shareholders of Helen of Troy Limited and inform you that the meeting will be conducted online on Wednesday, August 26, 2020, starting at 11:00 a.m. Mountain Daylight Time. Due to the ongoing public health impact of the coronavirus outbreak (“COVID-19”), and to support the health and well-being of our directors, associates and shareholders, the meeting will be held in a virtual meeting format only via live webcast at www.virtualshareholdermeeting.com/HELE2020. You will not be able to attend this meeting in person. If you plan to attend the meeting virtually, please review the instructions for attendance included in the “Attending and Participating in the Virtual Annual General Meeting” section of the accompanying Proxy Statement.

Shareholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity. You will need to provide your 16-digit control number that is on your Notice of Internet Availability of Proxy Materials on your proxy card if you receive materials by mail. Details regarding how to attend the meeting online, to vote and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual General Meeting and Proxy Statement.

We continue to encourage you to help us reduce printing and mailing costs and conserve natural resources by submitting your proxy with voting instructions via the Internet. It is convenient and saves us significant postage and processing costs. You may also submit your proxy via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding all three methods of voting are included in the Notice of Internet Availability of Proxy Materials, the proxy card and the Proxy Statement.

At our meeting, we will vote on proposals (1) to elect the eight nominees to our Board of Directors, (2) to provide advisory approval of the Company’s executive compensation, and (3) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, and transact such other business as may properly come before the meeting. The accompanying Notice of Annual General Meeting of Shareholders and proxy statement contains information that you should consider when you vote your shares. For your convenience, you can appoint your proxy via touch-tone telephone or the internet at:

1-800-690-6903 or WWW.PROXYVOTE.COM
It is important that you vote your shares whether or not you plan to attend the meeting. If you do not plan on attending the meeting, we urge each shareholder to promptly sign and return the enclosed proxy card or appoint your proxy by telephone or online so that your shares will be represented and voted at the meeting. If you plan to attend the meeting, you may vote at that time. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely,

Julien R. Mininberg
Chief Executive Officer

HELEN OF TROY LIMITED
Clarendon House
2 Church Street
Hamilton, Bermuda
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 26, 2020

Notice is hereby given that the 2020 Annual General Meeting of the Shareholders (the “Annual Meeting”) of Helen of Troy Limited, a Bermuda company (the “Company”), will be held virtually on August 26, 2020 and will begin promptly at 11:00 a.m., Mountain Daylight Time. If you plan to participate in the virtual meeting, please see the instructions beginning on page 5 of the Proxy Statement. There will be no physical location for shareholders to attend in person. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/HELE2020, for the following purposes:

1.    To elect the eight nominees to our Board of Directors;
2.    To provide advisory approval of the Company’s executive compensation;

3.
To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2021 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration; and

4.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 24, 2020. You are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at the Annual Meeting.
In accordance with Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our shareholders on the Internet, rather than by mail. We believe this e-proxy process expedites our shareholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. The proxy statement and the Company’s 2020 Annual Report to Shareholders and any other proxy materials are available on our hosted website at www.proxyvote.com. For additional related information, please refer to the Notice of Internet Availability of Proxy Materials in the enclosed proxy statement. If you do not expect to virtually attend the Annual Meeting, please sign and return your proxy card, or appoint your proxy by telephone or on the Internet, so that your shares will be represented and voted at the meeting. For your convenience, you can appoint your proxy via touch-tone telephone or internet at:

1-800-690-6903 or WWW.PROXYVOTE.COM

Tessa Judge
General Counsel and Secretary
El Paso, Texas
July 15, 2020
IMPORTANT

WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE. IF YOU DO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

TABLE OF CONTENTS

Page
Fiscal Year 2020 Proxy Statement Highlights	1
Solicitation of Proxies	4
Voting Securities and Record Date	5
Quorum; Voting	5
Attending and Participating in the Virtual Annual Meeting	5
Proposal 1: Election of Directors	7
Corporate Governance	11
Board Leadership and the Board’s Role in Risk Oversight	11
Board Committees and Meetings	12
Shareholder Communications to the Board of Directors	14
Compensation Committee Interlocks and Insider Participation	15
Director Compensation	15
Security Ownership of Certain Beneficial Owners and Management	17
Executive Officers	18
Report of the Compensation Committee	18
Compensation Discussion and Analysis	19
Executive Compensation	34
Summary Compensation Table	34
Grants of Plan-Based Awards in Fiscal Year 2020	35
Outstanding Equity Awards at Fiscal Year-End 2020	36
Option Exercises and Stock Vested During Fiscal Year 2020	37
Equity Compensation Plan Information	37
Potential Payments Upon Termination or Change in Control	40
CEO Pay Ratio for Fiscal Year 2020	45
Compensation Risks	45
Certain Relationships - Related Person Transactions	46
Proposal 2: Advisory Approval of the Company’s Executive Compensation	46
Audit Committee Matters	48
Audit and Other Fees for Services Provided by our Independent Registered Public Accounting Firm	50
Proposal 3: Appointment of Auditor and Independent Registered Public Accounting Firm for the 2021 Fiscal Year and Authorization of the Audit Committee of the Board of Directors to set the Auditor’s Remuneration	50
Shareholder Proposals	51
Delinquent Section 16(a) Reports	51
Other Matters	51
Householding of Materials	51
Important Notice Regarding the Availability of Proxy Materials	52
How to Obtain our Annual Report, Proxy Statement and Other Information about the Company	52
Appendix
Annex A:
Reconciliation of GAAP Diluted Earnings Per Share (“EPS”) from continuing operations to Adjusted Diluted EPS (non-GAAP) from continuing operations
Reconciliation of GAAP Operating Income to Adjusted Operating Income (non-GAAP)
Reconciliation of GAAP Net Cash Provided by Operating Activities - Continuing Operations to Free Cash Flow and Free Cash Flow per Share (non-GAAP)
Reconciliation of GAAP Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow per Diluted Share (non-GAAP)
Reconciliation of Leadership Brand Net Sales Revenue to Totals Net Sales Revenue
A-1

Fiscal Year 2020 Proxy Statement Highlights
Below are the fiscal year 2020 highlights of important information you will find in this proxy statement. As it is only a summary, please review the review the complete proxy statement before you vote.

ANNUAL MEETING INFORMATION:
 HOW TO VOTE:

You can vote by any of the following methods:

•   Via the internet or during the virtual meeting by going to www.proxyvote.com and following the instructions at that website.

•   Via touch-tone telephone at 1-800-690-6903.

•   If you received a proxy card or voting instruction in the mail, you can vote by completing, signing, dating and returning the enclosed proxy card in the accompanying envelope as soon as possible.

Date and Time:	August 26, 2020 at 11:00 AM, Mountain Daylight Time, Login availability begins at approximately 10:45 AM Mountain Daylight Time

Virtual Meeting Site:	www.virtualshareholdermeeting.com/HELE2020

Record Date:	June 24, 2020

Question Submission Site:
To submit questions in advance of the virtual meeting, please visit: www.proxyvote.com
Following the meeting, a list of answers to shareholder questions received before and during the Annual Meeting will be available at our investor relations website at www.helenoftroy.com and will remain available for at least one year.

VOTING MATTERS: Proposal	Voting Recommendation of the Board
• Elect the eight nominees to our Board of Directors	FOR
• Provide advisory approval of the Company’s executive compensation	FOR
•    Appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2021 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration
FOR
OUR DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS

Director (1)	Age	Director Since	Primary Occupation	Independent Director	Board Committee Membership*
					Audit	Compensation	Nominating	Corporate Governance (1)
Julien R. Mininberg	55	2014	Chief Executive Officer Helen of Troy Limited
Timothy F. Meeker Chairman	73	2004	President Meeker & Associates	•		M	C
Gary B. Abromovitz Deputy Chairman	77	1990	Retired, Attorney	•	M	M	M	M
Krista L. Berry	55	2017	Retired, Chief Revenue Officer Everlane Inc.	•	M			M
Vincent D. Carson	60	2018	Retired, Chief Legal Officer and Secretary Helen of Troy Limited
Thurman K. Case	63	2017	Chief Financial Officer Cirrus Logic, Inc.	•	C, F			M
Beryl B. Raff	69	2014	Chairman & CEO Helzberg Diamond Shops, Inc.	•	M
Darren G. Woody	60	2004	President & CEO Jordan Foster Construction, LLC	•		C	M	M
*Committee Legend: M - Member C - Chair F - Audit Committee Financial Expert

(1)
Not reflected in table above is Mr. William Susetka, who will retire as a member of the Board of Directors effective as of the Annual Meeting and is not standing for reelection. Mr. Susetka is the Chair of the Corporate Governance committee. A new Chair will be elected at the Annual Meeting upon Mr. Susetka's retirement.

PERFORMANCE HIGHLIGHTS: The following summarizes our performance highlights for fiscal year 2020:
• Cumulative total shareholder returns of 68.5% and 114.8% over the past three and five fiscal years, respectively.
• Net sales revenue compound annual growth rates of 6.9% and 5.0% over the past three and five fiscal years, respectively.
• Leadership Brand net sales compound annual growth rates of 9.2% and 9.1% over the past three and five fiscal years, respectively.
• Operating income compound annual growth rates of 1.7% and 3.2% over the past three and five fiscal years, respectively.
• Adjusted operating income compound annual growth rates of 8.7% and 7.5% over the past three and five fiscal years, respectively.
• Diluted earnings per share from continuing operations compound annual growth rates of 5.2% and 6.7% over the past three and five fiscal years, respectively.
• Adjusted diluted earnings per share from continuing operations compound annual growth rates of 12.8% and 11.1% over the past three and five fiscal years, respectively.
• Net cash provided by operating activities - continuing operations ("operating cash flow") compound annual growth rates of 8.5% and 9.5% over the past three and five fiscal years, respectively.
• Free cash flow per share compound annual growth rates of 12.3% and 11.9% over the past three and five fiscal years, respectively.

CORPORATE GOVERNANCE:

We are committed to a corporate governance approach that ensures mutually beneficial results for the Company and its shareholders. In pursuit of this approach, we have implemented the following policies:

•    We maintain separate roles for Chairman and Chief Executive Officer (the "CEO").
•    We require majority voting for all Directors.
•    We require annual election for all Directors.
•    Our Nominating Committee’s policy is to review director qualifications and skill sets on an annual basis to maintain a balance between refreshed and seasoned Directors with knowledge of the Company’s business.
•    We maintain stock retention guidelines for both our directors and executive officers, further aligning them with our shareholders.
•    We require independent directors to meet in executive session without management present at every regular Board meeting and throughout the year as needed.
•    The Board of Directors periodically evaluates the rotation of committee chairs.

EXECUTIVE COMPENSATION FEATURES:

Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance and maintaining policies relating to claw backs of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	• Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	• Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Pay for Performance
•    Our executive compensation programs are designed to demonstrate our execution on our pay for performance philosophy. Approximately 88% of target CEO pay and 58% of target Chief Financial Officer ("CFO") pay in fiscal year 2020 was at risk based on performance of the Company.

Adjusted operating income, adjusted diluted earnings per share from continuing operations, free cash flow, and free cash flow per share may be considered non-GAAP financial measures as set forth in SEC Regulation G, Rule 100. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures. On December 20, 2017, we completed the divestiture of the Nutritional Supplements segment through the sale of Healthy Directions LLC and its subsidiaries to Direct Digital, LLC. Following the sale, we no longer consolidate our former Nutritional Supplements segment’s operating results. All results presented above are from continuing operations, which exclude the operating results from the former Nutritional Supplements segment for all periods presented and includes approximately five weeks of operating results from the acquisition of Drybar Products LLC, acquired on January 23, 2020.

HELEN OF TROY LIMITED

PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the "Company") for use at its Annual General Meeting of Shareholders (the "Annual Meeting") to be held virtually on Wednesday, August 26, 2020, promptly at 11:00 a.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. Due to the ongoing public health impact of the coronavirus outbreak (“COVID-19”), and to support the health and well-being of our directors, associates and shareholders, the meeting will be held in a virtual meeting format only via live webcast at:

www.virtualshareholdermeeting.com/HELE2020

You will not be able to attend this meeting in person. If you plan to attend the meeting virtually, please review the instructions for attendance included in the “Attending and Participating in the Virtual Annual Meeting” section of this Proxy Statement. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting online. The Notice of Internet Availability and the proxy materials are to be distributed to shareholders on or about July 15, 2020.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR electing the eight nominees to the Board of Directors, as set forth in Proposal 1.

•	FOR the advisory approval of the Company's executive compensation, as set forth in Proposal 2.

•
FOR the appointment of Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2021 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, as set forth in Proposal 3.

In addition, if other matters are properly presented for voting at the Annual Meeting or any adjournment thereof, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting. To pass, each proposal included in this year's proxy statement requires an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting in person.
The Annual Report to Shareholders for the year ended February 29, 2020 ("fiscal year 2020"), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.
The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone, facsimile, electronic mail, personal interview, and other methods of communication.
We will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company's common shares, par value $0.10 per share (the "Common Stock"), for which we will, upon request, reimburse the forwarding expense.

VOTING SECURITIES AND RECORD DATE
The close of business on June 24, 2020, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 24, 2020, there were 25,322,942 shares of Common Stock issued and outstanding, each entitled to one vote per share.
QUORUM; VOTING
Shareholders may hold their shares either as a "shareholder of record" or as a "street name" holder. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement is being sent directly to you by the Company. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in "street name," and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.
The presence virtually of two or more persons and representing throughout the Annual Meeting, virtually or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum.
Abstentions and broker non-votes are also counted for purposes of determining whether a quorum is present. "Broker non-votes" occur when shares held in street name by a broker or nominee are represented at the Annual Meeting, but such broker or nominee is not empowered to vote those shares on a particular proposal because the broker has not received voting instructions from the beneficial owner.
Under the rules that govern brokers who are voting with respect to shares held by them in a street name, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting, those brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the appointment of the auditor and related matters, submitted to the shareholders in Proposal 3. Non-routine matters include the election of Directors submitted to shareholders in Proposal 1 and the advisory approval of the Company's executive compensation submitted to shareholders in Proposal 2. As a result, with regard to Proposals 1 and 2, brokers have no discretion to vote shares where no voting instructions are received, and no vote will be cast if you do not vote on those proposals. We therefore urge you to vote on ALL voting items.
If a quorum is present, each nominee for Director receiving a majority of the votes cast (the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee) at the Annual Meeting in person or by proxy shall be elected. The affirmative vote of the majority of the votes cast at the Annual Meeting virtually or by proxy shall also be the act of the shareholders with respect to Proposal 3. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to any of the proposals because abstentions and broker non-votes are not considered to be votes cast under the applicable laws of Bermuda.
The advisory vote on executive compensation is non-binding. Although the vote is non-binding, the Compensation Committee and the Board of Directors will review and carefully consider the outcome of the advisory vote to approve the Company's executive compensation and those opinions when making future decisions regarding executive compensation programs. Notwithstanding the advisory nature of the vote, the resolution in Proposal 2 will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.
If within half an hour from the time appointed for the Annual Meeting a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present in person at such adjourned meeting and representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.
ATTENDING AND PARTICIPATING IN THE VIRTUAL ANNUAL MEETING

This year’s Annual Meeting will be accessible only through the Internet so our shareholders can participate from any geographic location with Internet connectivity. We are conducting a virtual online Annual Meeting via an online webcast, due to the ongoing public health impact of the COVID-19 outbreak, and to support the health and well-being of our directors, associates and shareholders. You will not be able to attend this meeting in person. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings, while providing an online experience available to all shareholders regardless of their location.

You are entitled to virtually attend and participate in the Annual Meeting only if you were a shareholder or joint shareholder as of the close of business on June 24, 2020, the record date or if you hold a valid proxy for the Annual Meeting. If you hold your shares in street name and desire to vote your shares virtually at the Annual Meeting, you must provide a signed proxy directly from the holder of record giving you the right to vote the shares or a letter from the broker or nominee appointing you as their proxy. The proxy card enclosed with this proxy statement is not sufficient to satisfy this requirement. If you hold your shares in street name and desire to virtually attend the Annual Meeting, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder. If you are the shareholder of record or hold a valid proxy for the Annual Meeting, your name or the name of the person on whose behalf you are proxy must be verified against the Company's list of shareholders of record on the record date prior to being able to virtually participate in and prior to voting at the Annual Meeting. All shareholders who want to attend the virtual Annual Meeting must have an issued control number to access the site.

To virtually attend and participate in the Annual Meeting, including to vote and to view the list of registered shareholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/HELE2020 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 10:45 Mountain Daylight Time. If you have difficulty accessing the meeting, please call 1-800-586-1548 (toll free) or 303-562-9288 (international). We will have technicians available to assist you.

Regardless of whether you plan to virtually attend and participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to log on to www.proxyvote.com and vote in advance of the Annual Meeting.

We welcome questions from shareholders. If you wish to submit a question, you may do so in two ways. You may ask questions before the meeting by logging into www.proxyvote.com and enter your 16-digit control number. Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/HELE2020.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions not complying with our meeting rules of conduct will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.helenoftroy.com and will remain available for at least one year after the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com. Shareholders can also access copies of this Proxy Statement and our Annual Report to Shareholders for the 2020 fiscal year at the meeting website.

PROPOSAL 1: ELECTION OF DIRECTORS

The bye-laws of the Company state the number of our Directors shall be established by the Board from time to time but shall not be less than two. The Company currently has nine members who serve on the Board of Directors. The Nominating Committee has nominated eight candidates for election to the Board of Directors. Mr. Susetka, a member of Board of Directors, will retire from the Board of Directors effective as of the Annual Meeting and is therefore not nominated for reelection. Accordingly, the Board of Directors will reduce the number of directors to eight for fiscal year 2021.

The eight persons named below are the nominees for election as Directors. Each nominee has consented to serve as a Director if elected. Two of the eight candidates are not considered independent Directors as defined in the applicable listing standards for companies traded on the NASDAQ Stock Market LLC ("NASDAQ"). Those two candidates are Julien R. Mininberg, the Company’s CEO and Vincent D. Carson, the Company's former Chief Legal Officer and Secretary. Mr. Carson retired from his positions as Chief Legal Officer and Secretary effective as of August 22, 2018. The Board of Directors has determined that the remaining six candidates, Gary B. Abromovitz, Krista L. Berry, Thurman K. Case, Timothy F. Meeker, Beryl B. Raff and Darren G. Woody are considered independent Directors. Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined. Each Director elected shall serve as a Director until the next annual general meeting of shareholders or until his or her successor is elected or appointed.

Nominees for the Election of Directors

Set forth below are descriptions of the business experience of the nominees for election to our Board of Directors, as well as their qualifications:

JULIEN R. MININBERG
CEO and Director Since: 2014
Age: 55
Biographical Information: Prior to his appointment as CEO, Mr. Mininberg had served as the CEO of Kaz Inc. (“Kaz”), a wholly-owned subsidiary of the Company since December 2010. Kaz comprises the Health & Home segment of the Company, which is the Company’s largest and most global business segment. Mr. Mininberg joined Kaz in 2006, serving as Chief Marketing Officer and was appointed President in September 2007, where he served until he was appointed CEO in September 2010. Before joining Kaz, Mr. Mininberg worked 15 years at The Procter & Gamble Company (“P&G”), where he spent an equal amount of time in the United States and Latin America serving in a variety of marketing and general management capacities. In the U.S., he worked in brand management, serving as Brand Manager in P&G’s Health Care division. He was promoted to Marketing Director in 1997 and transferred to Latin America, where he served in the Fabric & Home Care division before being promoted to Country Manager for P&G’s Home Care business in Latin America. In 2003, he became Country Manager for Central America overseeing all P&G business in that region. Mr. Mininberg earned his Bachelor’s degree and a Masters of Business Administration from Yale University. He currently serves on the Board of Advisors for Yale School of Management and serves as Past President of its global Alumni Association Board of Directors.
Mr. Mininberg brings a 30-year track record of building market-leading multinational brands and organizations, a strategic mindset, operational expertise, and seasoned leadership skills. As our CEO, Mr. Mininberg provides essential oversight of the business and organization, and a link between management and the Board. He plays a key role in communication with shareholders and leading the Company’s acquisition activities. Additionally, he provides crucial insight to the Board on the Company’s strategic planning and operations.

TIMOTHY F. MEEKER
Director Since: 2004
Chairman Since: 2014
Committees: Nominating (Chair), Compensation
Age: 73
Biographical Information: Since 2002, Mr. Meeker has served as President and principal in Meeker and Associates, a privately-held management consulting firm. Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002. From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.
Mr. Meeker has over forty years of experience in the consumer products industry resulting in extensive general management experience with responsibilities for sales, distribution, finance, human resources, customer service and facilities. In addition, he has a valued perspective on operational matters that is an asset to the Board of Directors. Mr. Meeker has served as a chairman of the National Association of Chain Drug Stores advisory committee, which allows him to bring an extensive understanding of retail mass market sales and marketing to our Board of Directors.

GARY B. ABROMOVITZ
Director Since: 1990
Committees: Audit, Nominating, Compensation and Corporate Governance
Age: 77
Biographical Information: Mr. Abromovitz is Deputy Chairman of the Board and during his tenure has served as Chair of the Compensation, Nominating, Corporate Governance, and Audit Committees. He also chairs the executive sessions of the independent Directors. Mr. Abromovitz is a retired attorney and has acted as a consultant to several law firms in business related matters. He also has been active for more than thirty years in various real estate development and acquisition transactions.
Mr. Abromovitz provides the Board with a significant leadership role as Deputy Chairman and an in-depth knowledge of the history and operations of the Company providing the Board with a unique historical perspective and focus on long-term interests of the Company. He has strong regulatory knowledge with a deep understanding of corporate governance and compensation guidelines, as well as experience managing board affairs. Further, Mr. Abromovitz’s background and skill sets as an attorney and his practical business experience provides a necessary and valuable complement to the skills of other board members.

KRISTA L. BERRY
Director Since: 2017
Committees: Audit and Corporate Governance
Age: 55
Biographical Information: Ms. Berry most recently served as the Chief Revenue Officer at Everlane Inc., a digitally based retail start up. Prior to that Ms. Berry served as the Chief Digital Officer and Executive Vice President of Multi Channel of Kohl’s Corporation from 2012 to 2016. Prior to her tenure at Kohl’s, Ms. Berry served as the General Manager of North America Direct to Consumer at Nike, Inc from 2009 to 2011, and General Manager of North America Digital Commerce from 2007 - 2009. Ms. Berry also held various management positions and leadership roles at Target Corporations from 1987 to 2007. Ms. Berry serves as an Advisory Board Member of Amer Sports. She also serves as board director on the Lac Courte Orielles Foundation, Inc. Previously Ms. Berry served as an Independent Director for BazaarVoice from 2017-2019.
Ms. Berry brings retail and direct to consumer leadership experience in global brands and startups, with twenty years of digital experience as well as critical knowledge surrounding consumer insights, digital data, social media and product merchandising.

VINCENT D. CARSON
Director Since: 2018
Committees: None
Age: 60
Biographical Information: In August 2018, Mr. Carson retired from his positions as the Company’s Chief Legal Officer and Secretary, which he held since May 2014. Prior to his appointment as Chief Legal Officer and Secretary, he served in the capacity of Vice President, General Counsel and Secretary from November 2001 to September 2010. From September 2010 to April 30, 2014, he served as Senior Vice President, General Counsel, and Secretary of the Company. Prior to joining the Company, Mr. Carson had a 16-year legal career in private practice in El Paso, Texas.
As a result of his service as the Company's Chief Legal Officer and Secretary, Mr. Carson brings his unique knowledge of the Company and our industry to the Board of Directors. This prior experience, knowledge of the Company’s structure, vast experience in the consumer products industry and Federal, state, local and foreign jurisdictions’ bring great value and benefit to our Board of Directors and the Company.

THURMAN K. CASE
Director Since: 2017
Committees: Audit (Chair) and Corporate Governance
Age: 63
Biographical Information: Mr. Case has been the Chief Financial Officer of Cirrus Logic, Inc., a leader in high performance, low-power integrated circuits for audio and voice signal processing applications, since 2007. Prior to being appointed to his current position, Mr. Case served in various positions at Cirrus Logic, including as Vice President, Treasurer, Financial Planning and Analysis from 2004 to 2007, Vice President, Finance from 2002 to 2004, and Director of Finance from 2000 to 2002. Before his tenure at Cirrus Logic, Mr. Case served in a variety of financial leadership positions, including at Case Associates, Inc. and Public Service Company of New Mexico. Mr. Case received a Bachelor of Economics degree and a Masters of Business Administration from New Mexico State University.
Mr. Case brings broad experience in business strategy, operations, accounting, information technology, auditing and SEC reporting matters. In addition, his experience as a public company executive contributes to his knowledge of corporate governance and public company matters.

BERYL B. RAFF
Director Since: 2014
Committees: Audit
Age: 69
Biographical Information: Since April 2009, Ms. Raff has served as Chairman and Chief Executive Officer at Helzberg Diamond Shops Inc., a jewelry retailer and a wholly owned subsidiary of Berkshire Hathaway Inc. From 2005 through April 2009, she served as Executive Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney Company, Inc., a retailer of apparel and home furnishings. From 2001 through 2005, Ms. Raff served as Senior Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney. Prior to joining J.C. Penney, Beryl served in various leadership roles of Zale Corporation, a national retail jewelry chain, last serving as its Chairman and Chief Executive Officer. Ms. Raff served on the Board of Directors of Group 1 Automotive, Inc., an automotive retail operator, as a member of its Compensation Committee and Chairman of the Governance/Nomination Committee from 2007 to 2015. Since September 2014, Ms. Raff has served on the Board of Directors of The Michaels Stores, Inc., a national retail chain of arts and crafts specialty stores, and is a member of its Compensation Committee. Ms. Raff serves on the Advisory Board of Jewelers Circular Keystone, a trade publication and industry authority. Ms. Raff has previously served as a Director of the NACD Heartland Chapter, a non-profit organization dedicated to excellence in board leadership. From 2001 through February 2011, Ms. Raff served on the Board of Directors, the Corporate Governance Committee and the Compensation Committee (which she chaired from 2008 to 2011) of Jo-Ann Stores, Inc., a national specialty retailer of craft, sewing and decorating products. Ms. Raff graduated from Boston University with a Bachelor of Business Administration degree and from Drexel University with a Masters of Business Administration.
Ms. Raff is well known throughout the retail industry and brings to the Board of Directors her experience and perspective as an outstanding merchant and multi-store retail executive. The Board benefits from Ms. Raff's extensive knowledge of the retail industry and her valuable insight on how the Company can best serve its retail partners. Ms. Raff's current and previous service on other boards also provides important perspectives on key corporate governance matters.

DARREN G. WOODY
Director Since: 2004
Committees: Compensation (Chair), Nominating and Corporate Governance
Age: 60
Biographical Information: Mr. Woody is President and Chief Executive Officer of Jordan Foster Construction, LLC, a construction firm with offices in Austin, Dallas, El Paso, Houston, and San Antonio, Texas and field operations throughout the United States. The firm specializes in military, commercial, multi-family, and highway construction. He has served in this capacity since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott, Davis and Woody P.C., where he specialized in real estate, business acquisitions and complex financing arrangements.
Mr. Woody brings a multi-disciplined perspective to our Board of Directors given his executive leadership and legal experience. This background enables him to provide oversight with regard to many of the Company’s legal matters, significant transactional negotiations and the management of challenging complex projects.

Retired Director

Mr. Susetka decided not to stand for re-election upon expiration of his term at the Annual Meeting. The Company thanks Mr. Susetka for his years of service and contribution to the Company. Mr. Susetka is the Chair of the Corporate Governance Committee. A new Chair will be elected at the Annual Meeting upon expiration of his term.

WILLIAM F. SUSETKA
Director Since: 2009
Committees Served in Fiscal Year 2020: Compensation, Nominating and Corporate Governance (Chair)
Age: 67
Biographical Information: Mr. Susetka provided a wealth of global consumer products industry knowledge and leadership experience to the Board of Directors. Mr. Susetka was also instrumental in helping to monitor and adjust the strategic direction of the Company’s consumer product categories and provided valuable insight to our senior management during his years of service.

The following charts summarize the independence, gender diversity and tenure of the Director nominees:
The table below summarizes the key qualifications and areas of expertise that our Board of Directors considered in nominating these Directors:

	Mininberg	Meeker	Abromovitz	Berry	Carson	Case	Raff	Woody
Industry / Product Knowledge	●	●	●		●	●	●
Multinational Operations	●		●	●	●	●
Sales / Marketing	●	●		●			●
Financial / Accounting		●				●		●
Information Technology						●
Mergers / Acquisitions	●		●		●			●
Corporate Strategy / Governance	●	●	●	●	●	●	●	●
Vote Required for Approval and Recommendation
The receipt of a majority of the votes cast (the number of shares voted “for” a director nominee exceeding the number of votes cast “against” that nominee) at the Annual Meeting is required to elect each of the eight nominees for Director. In the event that any of the Company’s nominees are unable to serve, proxies will be voted for the substitute nominee or nominees designated by our Board of Directors, or will be voted for fewer than eight nominees, as the Board may deem advisable in its discretion.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.
Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, Nominating Committee, and Corporate Governance Committee (referred to as the "Governance Committee") are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: www.helenoftroy.com.
Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the Directors are independent;

•	regularly scheduled executive sessions of independent Directors;

•
Audit Committee, Nominating Committee, Governance Committee and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings; or

•	specific Audit Committee responsibility, authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following directors and nominees for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: Mr. Meeker, Mr. Abromovitz, Ms. Berry, Mr. Case, Ms. Raff and Mr. Woody. Other than Mr. Mininberg, our CEO, and Mr. Carson, our former Chief Legal Officer and Secretary, each member of the Board, including each person nominated to serve on our Board of Directors, is independent as so defined and each other person who served on the Board in fiscal year 2020 was independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these six nominated Board members, if elected and appointed to the Audit Committee, Compensation Committee, Governance Committee or Nominating Committee, or as discussed above, respectively, is:

•
independent for purposes of membership on the Audit Committee under Rule 5605(c)(2) of the NASDAQ listing standards, that includes the independence requirements of Rule 5605(a)(2) and additional independence requirements under SEC Rule 10A-3(b);

•	independent under the NASDAQ listing standards for purposes of membership on the Nominating Committee; and

•
independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

BOARD LEADERSHIP AND THE BOARD’S ROLE IN RISK OVERSIGHT

Separation of Chairman and CEO Roles
The Board has separated the roles of the Chairman and the CEO in order to further diversify and strengthen its leadership structure. The Board separated these roles in recognition of the differences between the two roles and the value to our Company of having the distinct and different perspectives and experiences of a separate Chairman and CEO. Our CEO is responsible for the day-to-day management and supervision of the business and affairs of our Company (such as reviewing performance and allocating resources as the Company’s chief operating decision maker) and for ensuring that the directives of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders and providing advice and counsel to the CEO and our Company’s other officers regarding our business and operations, as well as focusing on oversight and governance matters.
By separating the roles of CEO and Chairman, our CEO is able to focus his time and energy on managing the Company’s complex daily operations, while our Chairman can devote his time and attention to addressing matters relating to the responsibilities of our Board. Our CEO and Chairman have an excellent working relationship, and, with more than forty years of experience in the consumer products industry, our Chairman is well positioned to provide our CEO with guidance, advice, and counsel regarding our Company’s business, operations and strategy. Moreover, we believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role as described below. In connection with the Board’s self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively. For the foregoing reasons, we believe that our separate CEO/Chairman structure is the most appropriate and effective leadership structure for our Company and our shareholders.

Deputy Chairman
The Deputy Chairman’s authority and responsibilities include presiding at all meetings of the Board when the Chairman is not present, presiding over all executive sessions of the independent Directors and interacting with committee Chairs to efficiently address Board issues for presentation at Board meetings. The Deputy Chairman also consults with the Chairman regarding Board agendas and outreach to shareholders.
Executive Sessions
Independent Directors regularly meet without management present. In regard to executive sessions, any independent Director has the authority to call meetings of independent Directors.
The Board’s Role in Risk Oversight
Our management is responsible for the ongoing assessment and management of the risks we face, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, operations, and governance. The Board oversees management’s policies and procedures in addressing these and other risks. Additionally, each of the Board’s four committees (Audit Committee, Compensation Committee, Nominating Committee, and Governance Committee) monitor and report to the Board those risks that fall within the scope of such committee’s area of oversight responsibility. For example, the full Board directly oversees strategic risks. The Nominating Committee directly oversees risk management relating to Director nomination and independence. The Governance Committee directly oversees risk management regarding corporate governance. The Compensation Committee directly oversees risk management relating to employee compensation, including any risks of compensation programs encouraging excessive risk-taking. Finally, the Audit Committee directly oversees risk management relating to financial reporting, public disclosure, legal and regulatory compliance, data protection and cybersecurity. The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and evaluating guidelines and policies with respect to our risk assessment and risk management.
Management has identified risks, designated associated “risk owners” within the organization and receives appropriate reports from the various risk owners as conditions change. Management works with the Board to communicate risk factors to the Board and to enable the Board to understand our risk identification, risk management and risk mitigation measures relating to strategic matters. Additional review or reporting of risks is conducted by management as needed or when requested by the Board or a committee. Additionally, the Chairman and Deputy Chairman, working with the Audit Committee and the Governance Committee, assess corporate governance practices and risks. The Governance Committee periodically assesses the effectiveness of our corporate governance policies in light of the applicable listing standards and laws and reports their findings to the Board.
BOARD COMMITTEES AND MEETINGS
Our Board of Directors has four committees: the Audit Committee, the Nominating Committee, the Governance Committee, and the Compensation Committee. Our Independent Directors also meet in executive sessions without management present. For further information and composition of these committees, see Director Nominee table in the “Fiscal Year 2020 Proxy Statement Highlights."
Audit Committee. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that has been adopted by the Board of Directors. The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and the appointment, compensation, qualifications, independence, and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, (4) the staffing and ongoing operation of our internal audit function, and (5) primary responsibility for overseeing risks related to data protection and cybersecurity, although the full Board also exercises oversight over these risks. The Audit Committee meets periodically with our CFO and other appropriate officers in the discharge of its duties. The Audit Committee also reviews the content and enforcement of the Company’s Code of Ethics, consults with legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements.
The Board of Directors has determined that each of the members of the Audit Committee is independent as previously described. In addition, the Board of Directors determined that Mr. Case qualifies as the “audit committee financial expert” (as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated by the SEC). Additionally, the Board of Directors determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Audit Committee met five times in fiscal year 2020.

Compensation Committee. The Compensation Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of the committee are to (1) evaluate and approve the corporate goals and objectives set by the CEO, (2) evaluate the CEO’s performance in light of those goals and objectives, (3) make recommendations to the Board of Directors with respect to CEO and CFO compensation, incentive compensation plans and equity-based plans, (4) oversee the administration of our incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company’s proxy statement. The Board of Directors has determined that the members of this committee are independent as previously described. In addition to formal meetings, the committee also conducted numerous informal telephonic discussions and consulted its legal advisors throughout the year. The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. The Compensation Committee engaged Frederic W. Cook & Company (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with its compensation decisions for our named executive officers ("NEOs") for fiscal year 2020. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee. The Compensation Committee met five times in fiscal year 2020.
Nominating Committee. The Nominating Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of the Nominating committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, and (2) implement the Board’s criteria for selecting new Directors. The Nominating Committee also oversees the evaluation of the Board members and seeks to annually review Director qualifications and skill sets with the goal of maintaining fresh perspectives on the Board and complementing the skill sets of the other Board members. The Nominating Committee receives recommendations from its members, other members of the Board of Directors, outside advisors, and consultants for candidates to be considered for the Board. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill or add committee positions.
The Nominating Committee’s current process for identifying and evaluating nominees for Director positions consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The Nominating Committee looks for a number of personal attributes in selecting candidates as specified in our Corporate Governance Guidelines including: sound reputation and ethical conduct; business and professional activities that are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; a level of health that allows for attendance and active contribution to most Board and committee meetings; limited service on other boards; and a commitment to contribute to our overall performance, placing it above personal interests. The Nominating Committee does not have a diversity policy regarding its selection criteria for determining Director nominees. However, as specified in our Corporate Governance Guidelines, the Nominating Committee makes efforts to maintain members on the Board who have substantial and direct experience in areas of importance to the Company. Additionally, the Nominating Committee seeks independent Directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating Committee considers all attributes, business diversity, professional qualifications, and experience of all candidates the committee believes will benefit the Company and increase shareholder value, without regard to gender, race or ethnic background. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.
The Nominating Committee will consider candidates recommended by shareholders. A shareholder desiring to nominate a candidate for election to the Board at the Annual Meeting must provide timely written notice in proper form to the Secretary of the Company, at Clarendon House, 2 Church Street, Hamilton, Bermuda in accordance with our bye-laws. To be in proper form, the notice of a Director nomination should be accompanied by supporting materials required by our bye-laws, including, among other things, written consent of the proposed candidate to serve as a Director if nominated and elected, information about the proposed nominee for Director, information about the shareholder submitting the nomination, and information about any other shareholders or beneficial owners known to support the nomination. The Nominating Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate. Additionally, any candidate recommended by shareholders must meet the general requirements outlined in the Company’s bye-laws. Any shareholder recommendation will be considered for nomination as a Director at the sole discretion of the Nominating Committee. Neither the Board of Directors nor the Nominating Committee is required to include any shareholder nominee recommendation as a proposal in the proxy statement and proxy card mailed to shareholders. We did not receive any such Director nominee recommendations for the Annual Meeting. Under the Company's bye-laws, if a shareholder intends to nominate a person for election to the Board of Directors directly (rather than by recommending such person as a candidate to our Nominating Committee), the shareholder must submit the nomination as described in "Shareholder Proposals."

In addition, Section 79 of the Companies Act 1981 of Bermuda provides that (i) any number of shareholders representing not less than 5 percent of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of a requisition and compliance with Section 79, we will, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of the proposed resolution. To be timely, the requisition requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by requisition deposited at our registered office not less than one week prior to the annual general meeting of shareholders. The Nominating Committee met three times in fiscal year 2020.
Governance Committee. The Governance Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of the Governance Committee are to (1) develop, assess and recommend to the Board our corporate governance policies, and (2) evaluate, develop and recommend to the Board succession plans for all of our senior management. The Governance Committee works with the Compensation Committee to develop and recommend succession plans to the Board of Directors. The Governance Committee is also responsible for recommending to the Board of Directors and overseeing programs relating to environmental, social and governance (ESG) matters. During fiscal year 2020, with guidance from the Governance Committee, the Company created an ESG Task Force dedicated to the review of ESG matters and programs. That ESG Task Force is made up of personnel from a cross-section of the Company, including members of the Board. The ESG Task Force is charged with making visible and meaningful progress on ESG matters that effectively serve our consumers, associates, customers, and shareholders. The ESG Task Force will serve as a liaison between management and the Governance Committee. The Governance Committee met three times during fiscal year 2020.
Meetings of the Board of Directors and its Committees. The Board of Directors held four regularly scheduled meetings and one other meeting (which was telephonic) during fiscal year 2020. Each Board member attended at least 90 percent of the Board of Director meetings and committee meetings for which they were members. Our policy regarding Director attendance at the annual general meetings of shareholders is that we encourage and expect, but do not require, the members of the Board of Directors to attend annual general meetings. Last year, all of our Directors attended the annual general meeting of shareholders.
Committee Rotation. The Board will consider the rotation of committee assignments and of committee chairs at such intervals as the Board determines on the recommendation of the Governance Committee. Consideration of rotation will seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing Directors’ understanding of different aspects of our business and enabling functions. The Board, upon recommendation of the Governance Committee, rotated the Compensation Committee and Governance Committee chair positions during fiscal year 2020.
SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS
Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls or auditing matters relating to our Company may contact the Audit Committee directly. Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company. If particular communications are directed to the full Board, independent Directors as a group, or individual Directors, the Audit Committee will route these communications to the appropriate Directors or committees so long as the intended recipients are clearly stated.
Communications intended to be anonymous may be made by calling our national hotline service at 844-317-9054 or online at www.helenoftroy.ethicspoint.com. If calling, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee. This third-party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated. You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.
Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2020, none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company, and no executive officer of the Company served on the Compensation Committee (or equivalent), or the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.
DIRECTOR COMPENSATION
Julien R. Mininberg, our CEO, was the only Director that was an employee of the Company during the fiscal year ended February 29, 2020. Mr. Mininberg did not receive any additional remuneration for his service as a member of the Board of Directors. For further information on the compensation of Mr. Mininberg, see “Executive Compensation - Summary Compensation Table.” The following table summarizes the total compensation earned by all non-employee Directors during fiscal year 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gary B. Abromovitz (3)	120,000	107,500	227,500
Krista L. Berry	100,000	107,500	207,500
Thurman K. Case (4)	117,500	107,500	225,000
Vincent D. Carson	100,000	107,500	207,500
Timothy F. Meeker (5)	217,500	107,500	325,000
Beryl B. Raff	100,000	107,500	207,500
William F. Susetka (6)	112,500	107,500	220,000
Darren G. Woody (7)	112,500	107,500	220,000

(1)	All non-employee Directors received a quarterly cash retainer of $25,000.

(2)
Non-employee Director's receive pre-tax Common Stock for services during the fiscal year. The amounts in this column are based on the grant date fair values of $111.80, $134.21, $155.13 and $162.21 per share on March 1, June 3, September 3, and December 2, 2019, respectively, computed in accordance with FASB ASC Topic 718. Each of the restricted stock awards vested on the grant date. With respect to stock awards, approximately 30 percent of the value of the grant is settled with cash in order for the Directors to satisfy any tax liabilities associated with the grant.

(3)	For his services as Deputy Chairman, Mr. Abromovitz received annual cash fees of $20,000, paid quarterly.

(4)	For his services as Chair of the Audit Committee, Mr. Case received annual cash fees of $17,500, paid quarterly.

(5)	For his services as Chairman of the Board and Chair of the Nominating Committee, Mr. Meeker received annual cash fees of $110,000 and $7,500, respectively, paid quarterly.

(6)
For the first two quarters of fiscal year 2020, for his services as Chair of the Compensation Committee, Mr. Susetka received total cash fees of $7,500, paid in quarterly payments of $3,750. During the last two quarters of fiscal year 2020, for his services and Chair of the Governance Committee, Mr. Susetka received total cash fees of $5,000, paid in quarterly payments of $2,500. Mr. Susetka, has elected to retire and not stand for re-election at the 2020 Annual Meeting.

(7)
For the first two quarters of fiscal year 2020, for his services as Chair of the Governance Committee, Mr. Woody received total cash fees of $5,000, paid in quarterly payments of $2,500. During the last two quarters of fiscal year 2020, for his services and Chair of Compensation Committee, Mr. Woody received total cash fees of $7,500, paid in quarterly payments of $3,750.

Under the Company's compensation guidelines, the non-employee Directors received annual compensation for their services in the form of a cash retainer and pre-tax Common Stock. The grants of Common Stock are made in quarterly equal value installments on the first business day of each fiscal quarter based on fair market value of the Common Stock as of the close of business of the grant date. The Chairman of the Board of Directors, the Deputy Chairman and the Chairperson of each committee of the Board of Directors also receive additional annual cash compensation fees.

On November 15, 2019 (effective for the last two quarters of fiscal year 2020), following the recommendation of the Compensation Committee, the Board of Directors approved certain increases to non-employee Director compensation. The annual fee for the Chairman of the Board of Directors increased by $10,000, from $105,000 to $115,000, the annual fee for the Deputy Chairman remained the same at $20,000 and the annual restricted stock award for each Director increased by $30,000 from $100,000 to $130,000. Furthermore, the annual fee to the Chairperson of each committee of the Board of Directors increased by $5,000 as follows:

Committee	Before November 15, 2019	Beginning November 15, 2019
Audit Committee	$15,000	$20,000
Compensation Committee	$15,000	$20,000
Nominating Committee	$5,000	$10,000
Governance Committee	$5,000	$10,000

No other meeting attendance or committee fees are paid.
During fiscal year 2020, FW Cook assisted the Board of Directors in the evaluation of the compensation of the Directors. FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. For further information regarding the compensation consultant, see “Board Committees and Meetings - Compensation Committee.”

Fiscal Year 2021 Director Compensation Changes

In response to the current business environment as impacted by COVID-19, the Company is taking a variety of precautionary measures and appropriately adjusting its operational needs, including a significant reduction in expenses. As part of these efforts, each non-employee Director has agreed to reduce his or her respective annual cash retainer by 25%. These reductions will continue until further notice, but in no case will these reductions continue past February 28, 2021, without Board of Director approval.

Director Stock Ownership and Compensation Guidelines
The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of our shareholders. Beginning in fiscal year 2020, our guidelines required our Directors to hold shares of Common Stock equal in value to at least three times their annual cash retainer. Our guidelines provide that equity awards to non-employee Directors vest when granted. The Compensation Committee will review stock ownership levels on the first trading day of the calendar year based on the fair market value of the shares on such date. Directors have 5 years to reach stock ownership thresholds and all Directors are in compliance with the guidelines. Equity awards granted to our non-employee directors during fiscal year 2020 were granted under the 2018 Stock Plan. See “Equity Plan Compensation Information - 2018 Stock Incentive Plan" for additional information.
The Board of Directors also believes compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash keeping in mind the Board’s guidelines for achieving and maintaining stock ownership. In this respect, the Board of Directors will seek to target Director average compensation at a mix of approximately 50 percent cash and 50 percent equity, not including any cash fees paid to the Chairman and Deputy Chairman, or chair fees paid to the Chairpersons of the Board committees. Each Director receives approximately 30 percent of the value of the stock grant award in cash in order to pay any tax liabilities associated with the grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of May 15, 2020 (except as noted below), the beneficial ownership of the Common Stock of the Directors, nominees for Directors and the executive officers of the Company; the Directors, nominees for Director and executive officers of the Company as a group; and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent *

Julien R. Mininberg	134,846	**
Brian L. Grass (1)	45,275	**
Vincent D. Carson	13,488	**
Gary B. Abromovitz	8,213	**
Timothy F. Meeker	6,803	**
William F. Susetka	5,770	**
Darren G. Woody	5,503	**
Beryl B. Raff	4,223	**
Thurman K. Case	2,088	**
Krista L. Berry	1,910	**
All Directors, nominees for Directors and executive officers as a group (10 persons) (1)	228,119	0.90%
BlackRock Inc. (2) 55 East 52nd Street New York, New York 10055	2,968,054	11.72%
FMR LLC (3) 245 Summer Street Boston, Massachusetts 02210	2,476,194	9.78%
The Vanguard Group (4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,331,031	9.20%
Capital Research Global Investors (5) A division of Capital Research and Management Company (CRMC) 333 South Hope Street Los Angeles, CA 90071	1,667,557	6.58%

*
Percent ownership is calculated using a base denominator of 25,330,479 shares of the Common Stock outstanding on May 15, 2020, adjusted in the case of Directors and executive officers, individually and as a group, for stock options exercisable within sixty days of May 15, 2020.

**	Ownership of less than one percent of the outstanding Common Stock.

(1)	Mr. Grass holds 9,932 shares subject to stock options that are exercisable within sixty days of May 15, 2020, which are included in the total shares beneficially owned of 45,275.

(2)
Based on the Schedule 13G/A filed on February 4, 2020. According to the filing, BlackRock, Inc. has sole dispositive power for 2,968,054 shares, shared dispositive power for zero shares, sole voting power for 2,908,574 shares, and shared voting power for zero shares.

(3)
Based on the Schedule 13G/A filed on February 7, 2020. According to the filing, FMR LLC currently has sole dispositive power for 2,476,194 shares, shared dispositive power for zero shares, sole voting power for 280,169 shares, and shared voting power for zero shares.

(4) Based on the Schedule 13G/A filed on February 12, 2020. According to the filing, The Vanguard Group currently has sole dispositive power for 2,331,031 shares, shared dispositive power for 53,491 shares, sole voting power for 52,856 shares, and shared voting power for 3,890 shares.

(5)
Based on the Schedule 13G filed on February 14, 2020. According to the filing, Capital Research Global Investors has sole dispositive power for 1,667,557 shares, shared dispositive power for zero shares, sole voting power for 1,667,557 shares, and shared voting power for zero shares.

EXECUTIVE OFFICERS
Our named executive officers ("NEOs") are currently Mr. Mininberg and Brian L. Grass. Mr. Mininberg also serves as a Director of the Company and stands for nomination at the Annual Meeting. His biography is included above under “Proposal 1: Election of Directors.” Mr. Grass's biography is listed below:

BRIAN L. GRASS
CFO Since: 2014
Age: 50
Biographical Information: Mr. Grass joined the Company in 2006 and has served as its CFO since 2014. Prior to his appointment as the CFO, he served as the Company’s Assistant CFO. Prior to joining the Company, Mr. Grass spent seven years in public accounting at KPMG LLP and six years in various financial leadership roles at Tenet Healthcare Corporation, a healthcare services company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended February 29, 2020 to be included in the proxy statement for the Annual Meeting filed pursuant to Section 14(a) of the Exchange Act. Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A for the Company’s Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020.
Members of the Compensation Committee:
Darren G. Woody, Chairman
Gary B. Abromovitz
Timothy F. Meeker
William F. Susetka
This Compensation Committee Report is not “soliciting material,” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program for fiscal year 2020, including how the Compensation Committee oversees our executive compensation programs and the compensation earned by our named executive officers below, as presented in the tables under “Executive Compensation.”

EXECUTIVE OFFICERS Julien R. Mininberg CEO Brian L. Grass CFO	Under applicable SEC rules, our “named executive officers” for fiscal year 2020 are Messrs. Mininberg and Grass. We sometimes refer to Mr. Grass as an “other named executive officer” or “other NEO.”

Executive Summary

During fiscal year 2020, the Compensation Committee was responsible for approving executive compensation and overseeing the administration of our incentive plans and employee benefit plans.

Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our fiscal year 2020 executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Pay for Performance
Our executive compensation programs are designed to demonstrate our execution on our pay for performance philosophy. In fiscal year 2020, approximately 88% of target CEO pay and 58% of target CFO pay was at risk based on the performance of the Company.

On November 7, 2018, we entered into an amended and restated employment agreement with our CEO, which became effective March 1, 2019 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Mininberg is to serve as the Company’s CEO for a fixed term through February 28, 2023, subject to earlier termination by either party. In determining whether to enter into the Employment Agreement, the Compensation Committee considered the Company’ tremendous growth in revenue and in market capital during Mr. Mininberg’s tenure as CEO. Mr. Mininberg’s leadership and performance during this time has been integral to the Company’s success. Because of his demonstrated strong performance as our CEO, the Company’s strong financial performance during his time as CEO, and the leadership and direction he provides to our employees, the Board determined that it was in the best interests of the Company and its shareholders to extend the term of his employment agreement. In fiscal year 2019, the Compensation Committee engaged the services of independent counsel and FW Cook to assist in the negotiation of a revised employment agreement with Mr. Mininberg. The Compensation Committee believes the revised compensation program of our CEO remains closely aligned with the interests of the shareholders and reflective of the competitive marketplace for executive level talent with the industry experience and expertise of our CEO. Included in the proxy statement for the 2019 annual general meeting was a description of the Employment Agreement, modifications this agreement made to our CEO's compensation and the reasoning for the changes.
At the 2019 annual general meeting, over 99 percent of votes present (excluding abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our compensation policies. Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In consideration of the results on the “Say-on-Pay” vote and the fact that the substantive fiscal year 2020 NEO compensation changes were described in connection with such vote, the Compensation Committee acknowledged the support received from our shareholders and viewed the results as a confirmation of the Company’s executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives for our NEOs in fiscal year 2020. For further information, see "Executive Compensation - Employment Agreement with our CEO" and "Executive Compensation - Potential Payments Upon Termination or Change of Control."

In response to the current business environment as impacted by the health pandemic (COVID-19), the Company is taking a variety of precautionary measures and appropriately adjusting its operational needs, including a significant reduction in expenses. As part of these efforts the Board of Directors and our NEOs have agreed to certain reductions in their compensation. For further information, see “Fiscal Year 2021 Compensation Changes” in this CD&A.
Fiscal Year 2020 Performance Overview
We were able to meet a number of objectives aimed to increase shareholder value, including:

•	cumulative total shareholder returns of 68.5% and 114.8% over the past three and five fiscal years, respectively;

•	net sales revenue compound annual growth rates of 6.9% and 5.0% over the past three and five fiscal years, respectively;

•	Leadership Brand net sales compound annual growth rates of 9.2% and 9.1% over the past three and five fiscal years, respectively;

•	operating income compound annual growth rates of 1.7% and 3.2% over the past three and five fiscal years, respectively;

•	adjusted operating income compound annual growth rates of 8.7% and 7.5% over the past three and five fiscal years, respectively;

•	diluted earnings per share from continuing operations compound annual growth rates of 5.2% and 6.7% over the past three and five fiscal years, respectively;

•	adjusted diluted earnings per share from continuing operations compound annual growth rates of 12.8% and 11.1% over the past three and five fiscal years, respectively;

•	net cash provided by operating activities - continuing operations ("operating cash flow") compound annual growth rates of 8.5% and 9.5% over the past three and five fiscal years, respectively; and

•	free cash flow per share compound annual growth rates of 12.3% and 11.9% over the past three and five fiscal years, respectively.

Operating Cash Flow/Free Cash Flow
$172
$6
$166
$170
$17
$154
$212
$16
$197
$219
$14
$205
$201
$26
$174
$271
$18
$254
FY15
FY16
FY17
FY18
FY19
FY20
Free Cash Flow
Capital Expenditure
Operating Cash Flow

Adjusted operating income, adjusted diluted earnings per share from continuing operations, free cash flow, and free cash flow per share may be considered non-GAAP financial measures as set forth in SEC Regulation G, Rule 100. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures. On December 20, 2017, we completed the divestiture of the Nutritional Supplements segment through the sale of Healthy Directions LLC and its subsidiaries to Direct Digital, LLC. Following the sale, we no longer consolidate our former Nutritional Supplements segment’s operating results. All results presented above are from continuing operations, which exclude the operating results from the former Nutritional Supplements segment for all periods presented and include approximately five weeks of operating results from the acquisition of Drybar Products LLC, acquired on January 23, 2020.

Elements of Executive Compensation

The Compensation Committee structured the fiscal year 2020 compensation of our named executive officers as follows:

Element	Type	Recipients	Terms
Base Salary	Cash	All NEOs	• Fixed amount of compensation for performing day-to-day responsibilities. • NEOs are generally eligible for annual increases.
Annual Incentives and Bonuses	Cash; Restricted Stock Units (RSUs) or Restricted Stock Awards (RSAs)	All NEOs
•    Competitively-based annual incentive awards for achieving short-term financial goals (such as annual adjusted income and net sales targets) and other strategic objectives.  The Compensation Committee may also award discretionary cash, RSU or RSA bonuses for exceptional performance, extraordinary efforts or milestone company events.

Performance Long-Term Incentives	Performance Restricted Stock Units and Awards (Performance RSUs and RSAs)	All NEOs
•    Performance RSAs or RSUs vest at the end of a three-year performance period.
•    Performance RSA and RSU goals are competitively set designed to achieve long-term financial goals (such as cumulative adjusted earnings per share, adjusted cash flow productivity and relative total shareholder return performance metrics) and other strategic objectives.

Time-Vested Long-Term Incentives	Time-Vested RSUs or RSAs	CFO	• Time-Vested RSUs and RSAs vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
Other	Perquisites	All NEOs	• Very limited perquisites.

Prior to fiscal year 2020, our CEO long-term incentive awards consisted of a mix of performance and time-vested restricted equity awards. Beginning in fiscal year 2020, pursuant to the Employment Agreement, our CEO's long-term incentive compensation structure consists of only awards based on performance goals and multi-year performance periods, and no such awards are time-vested. This change to Mr. Mininberg’s long-term incentives was to reflect what the Compensation Committee believes is reflective of a competitive marketplace for executive level talent with the industry experience and expertise of Mr. Mininberg. In particular, the Compensation Committee's decision to eliminate all time-vested awards and make 100% of Mr. Mininberg’s long-term incentive compensation based on Company performance was strongly considered by the Compensation Committee in setting the level of Mr. Mininberg’s compensation elements and total compensation. For additional information regarding the Employment Agreement, see “Executive Compensation – Employment Agreement with our CEO.”

Additionally, the Company’s policy is to provide severance arrangements for its named executive officers. The Employment
Agreement continued and modified severance benefits for our CEO and added certain retirement benefits. The Company entered into a severance agreement with our CFO on June 17, 2019 (the “Severance Agreement”) that provided certain severance and retirement benefits. Included in the proxy statement for the 2019 annual general meeting was a description of the Severance Agreement, modifications the agreement made to our CFO's severance payments and the reasoning for the changes. For additional information regarding the Employment Agreement and the Severance Agreement and potential severance and retirement payments, see “Potential Post-Termination Benefits for our NEOs” and “Executive Compensation - Potential Payments upon Termination or Change of Control.”

Overview of Compensation Practices

Oversight of Our Executive Compensation Program

The Compensation Committee oversees the compensation of our NEOs and is composed entirely of independent Directors, as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for evaluating the CEO’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other NEO, including approval of awards for incentive compensation and equity-based plans. The Compensation Committee and the Governance Committee also assist the Board of Directors in developing succession planning for our NEOs.
The Role of the CEO in Determining Other NEO Compensation
The Compensation Committee, working with the CEO, evaluates and approves all compensation regarding our other NEO. Our other NEO reports directly to our CEO who supervises the day to day performance of that officer. Accordingly, the CEO establishes the criteria and any targets used to determine bonuses, including the other NEO's individual performance and Company-based performance factors, and makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other NEO. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the CEO in making its decisions and any recommendations to the Board of Directors with respect to the other NEO's compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board. In deliberations or approvals regarding the compensation of the other NEO, the Compensation Committee may elect to invite the CEO to be present but not vote. In any deliberations or approvals of the Compensation Committee regarding the CEO’s compensation, the CEO is not invited to be present.
Objectives of Our Compensation Program
Our compensation program is designed to attract, motivate and retain key employees and to align the long-term interests of the NEOs with those of our shareholders. We believe that our compensation programs should be appropriately tailored to encourage our executive officers to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to the Company. The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:

•	compensation for our NEOs should be linked to performance;

•	a higher percentage of compensation should be performance-based as an executive officer’s range of responsibility and ability to influence the Company’s results increase;

•	compensation should be competitive in relation to the marketplace and in consideration of sources of talent, experience and industry expertise; and

•	outstanding achievement should be recognized.

Compensation Consultant and Other Advisors

The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. In connection with any such hiring, the Compensation Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Compensation Committee with data regarding compensation trends, assisting the Compensation Committee in the preparation of market surveys or otherwise helping it evaluate compensation decisions.

The Compensation Committee retained FW Cook as its independent compensation consultant to assist in the evaluation of the compensation packages of our CEO and the other NEO for fiscal year 2020. FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. During fiscal year 2020, FW Cook assisted the Board in evaluating director compensation. However, it has not performed any other services for the Company nor undertaken any projects on behalf of management. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee.

Competitive Pay Position for our NEOs

To assist in setting appropriate compensation for our NEOs, the Compensation Committee analyzed competitive market conditions drawing from third-party compensation surveys and publicly available executive compensation data. The Compensation Committee also evaluated compensation trends and market practice in setting the compensation of our NEOs. Furthermore, the Compensation Committee used compensation data for similar positions in a peer group analysis as a guide to setting fiscal year 2020 compensation for our NEOs. We believe that a peer group analysis permits the Compensation Committee to assess an appropriate total value and mix of pay for our NEOs and to set the compensation of our NEOs in a manner that is competitive in relation to the marketplace and in consideration of sources of talent, experience and industry expertise. Accordingly, in fiscal year 2019, the Compensation Committee engaged FW Cook to prepare a peer group list for the Compensation Committee to consider in determining the total compensation of our NEOs (the “Compensation Peer Group”). In consultation with FW Cook, the Compensation Committee reconsidered the composition of the Compensation Peer Group and made no changes to peer group other than the addition of Newell Brands Inc., as it is a direct industry competitor of the Company and also competes with the Company for executive talent. As a result, for fiscal year 2020 the Compensation Peer Group consisted of the following 15 companies:

The Clorox Co.	Newell Brands, Inc.
Church & Dwight Co. Inc.	Nu Skin Enterprises, Inc.
Coty Inc.	Prestige Brands Holdings, Inc.
Edgewell Personal Care Company	Revlon Inc.
Energizer Holdings, Inc.	Spectrum Brands Holdings Inc.
La-Z-Boy Incorporated	Tempur Sealy International Inc.
Libbey Inc.	Tupperware Brands Corp
Lifetime Brands, Inc.

In compiling the Compensation Peer Group, the Compensation Committee considered management input and the input of its independent compensation consultant. The Compensation Peer Group includes a mix of companies identified as being within our peer group by proxy advisors or recommended by our compensation consultant or management. The organizations ultimately included in the Compensation Peer Group were chosen because they are a source of talent, are within the general industry of the Company and have comparable revenues, are competitors of the Company or have similar distribution channels as the Company. The Compensation Committee screened companies included in the Compensation Peer Group with a focus on including those with revenues of one-third to three times the revenue of the Company. The Compensation Committee supplements this analysis with additional market information with respect to our CEO’s role and external opportunities potentially available to our CEO. The Compensation Committee reviewed the Compensation Peer Group in advance of setting fiscal year 2021 compensation for its NEOs. The Compensation Committee reaffirmed the same peer group from fiscal year 2020, other than the addition of Yeti Holdings, Inc.
While the Compensation Committee used the peer group analysis, market data and compensation survey data as a guide to understand the range of compensation opportunities in setting fiscal year 2020 compensation for our NEOs, it did not tie our NEOs' compensation to specific market percentiles. In addition, the actual total compensation and/or amount of each compensation element may be more or less than peers because of factors like expertise, performance, and responsibilities. In setting Mr. Mininberg’s compensation for fiscal year 2020, the Compensation Committee considered his extraordinary efforts and leadership as our CEO, as well as his extensive industry experience and expertise, that have led to strong growth in the revenue, cash flow and market capitalization of the Company during his tenure. The Compensation Committee views Mr. Mininberg’s role as involving greater scope and complexity than similar positions at companies in the Compensation Peer Group and believes his performance would be well above the median level of similar positions at companies in the Compensation Peer Group. In determining target compensation for our other NEO in fiscal year 2020, the Compensation Committee considered the recommendation of the CEO and input from the peer group analysis prepared by management, market data, compensation survey data and compensation trends, as well as factors such as expertise, performance and responsibilities. As such, the Compensation Committee considers fiscal year 2020 total compensation for our NEOs to be an appropriate total level and mix of pay in light of the competitive market for executive level talent that can provide innovative leadership and perform demanding roles leading large global organizations. The Compensation Committee believes the compensation programs of the Company’s NEOs are closely aligned with the interests of the shareholders and reflective of the competitive marketplace for executive level talent with similar industry experience and expertise.

Our Pay Practices and Corporate Governance
A summary of our current pay practices includes the following:

WHAT WE DO	WHAT WE DO NOT DO
Pay for Performance – We heavily link our executive compensation program to the Company’s operating performance and the Compensation Committee’s evaluation of individual performance. We ensure that a significant portion of our NEOs' compensation opportunities are performance-based. The amount of the payout to our NEOs is contingent on the degree to which the Company achieves pre-established performance goals that the Compensation Committee has determined are aligned with the Company’s short- and long-term operating and financial objectives.

No Incentive Compensation Performance Goals that Would Encourage Unnecessary or Excessive Risk Taking - Our annual and long-term incentive programs are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and discourage excessive risk-taking.

Focused Incentive Goals – Our annual and long-term incentive program includes multiple and rigorous performance goals that are not duplicative between short- term and long-term incentive awards. Long-term awards are measured over a three-year period. By using different performance measures in our annual cash incentive program and our long-term stock incentive program, we mitigate the risk that our NEOs would be motivated to pursue results with respect to one performance measure to the detriment of the Company as a whole.

No Pledging of Common Stock - Our Insider Trading Policy prohibits Board members and our NEOs from pledging Common Stock. None of our Directors or executive officers has any existing pledging arrangements.

Limitation of Employment Term for our CEO – Our CEO's Employment Agreement has a termination date of February 28, 2023.	No Use of Common Stock as Collateral for Margin Loans - Board members and our NEOs are prohibited from using Common Stock as collateral for any margin loan.
Compensation Recoupment Policies – In order to discourage excessive risk-taking and misconduct on the part of the executive officers, each of our annual cash incentive plan and our stock incentive compensation plans include a clawback provision and is subject to our clawback policy.
No Excessive Perquisites – We provide only a limited number of perquisites and supplemental benefits to attract talented executives to the Company and to retain our current executives.
Annual Shareholder “Say on Pay” – Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs in our proxy statement.

No Hedging – Board members and our NEOs are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership.

Limitation on Employment Contracts – We employ all of our NEOs, other than our CEO, on an at-will basis. Each executive officer has post-termination and non-competition obligations with the Company pursuant to which the executive officer has agreed that he will not participate in a business that competes with us for a defined period of time.

No Speculative Trading – Board members and our NEOs are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company.

Stock Ownership Guidelines – Our NEOs are subject to certain stock ownership and holding requirements. The CEO is required to own Common Stock equal in value to at least three times annual salary, and the other NEO is required to own Common Stock equal in value to at least one times annual salary.

No Unapproved Trading Plans – Board members and our NEOs are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any executive officer may trade in our Common Stock without pre-approval.

On November 7, 2018, the Company entered into the Employment Agreement with Mr. Mininberg, which was effective March 1, 2019. Mr. Grass is not party to an employment agreement. The NEOs’ compensation is reviewed and determined by the Compensation Committee on an annual basis, subject, in the case of Mr. Mininberg, to the terms of the Employment Agreement. The Compensation Committee may also review an executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities. For further information regarding the compensatory terms of the Employment Agreement, see “Executive Compensation - Employment Agreement with our CEO.”

Pay for Performance
Total compensation for our NEOs varies with both individual performance and the Company’s performance in achieving financial and non-financial objectives. Each NEO's compensation is designed to reward his contribution to the Company’s results and objectives. The Compensation Committee believes that a significant portion of compensation to our NEOs should be at risk based on the financial performance of the Company and the individual performance of the executive. The Compensation Committee also believes that performance-based compensation should promote both a near- and long-term outlook. As a result, our NEOs are eligible to earn a performance-based cash annual incentive award and long-term performance-based awards. Beginning in fiscal year 2020, pursuant to the Employment Agreement, 100% of our CEO’s target long-term incentive compensation was at risk consisting of only awards based on performance goals and multi-year performance periods. Under the Employment Agreement, no long-term incentive awards of the CEO are time-vested. Our CFO’s long-term incentive compensation structure consisted of a mix of awards based on performance goals and multi-year performance periods (75% of total award) and time-vested RSU incentive awards (25% of total award). For fiscal year 2020 and the remaining term of the Employment Agreement, Mr. Mininberg’s performance compensation was, and will continue to be, based on a balanced mix of equity and cash awards.
The Compensation Committee has used targeted, performance-based compensation goals for our NEOs. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on cumulative adjusted earnings per share, adjusted cash flow productivity and relative total shareholder return targets). These targets are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and discourage excessive risk-taking. The Compensation Committee also believes that performance-based compensation aligns our NEOs' interests with our annual corporate goals and that a substantial majority of each NEO’s compensation should be performance-based considering the scope and level of his business responsibilities.
The following charts illustrate the total target compensation mix for our CEO and CFO, but do not reflect actual compensation mix paid for fiscal year 2020. Approximately 88% of the CEO’s total target compensation mix, and approximately 58% of the CFO's total target compensation mix, represented performance-based compensation for fiscal year 2020.

* At risk based on the performance of the Company.

Elements of the Compensation Program for Our NEOs

Base Salary
We provide our NEOs with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. In addition, the Compensation Committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our competitors. The Compensation Committee may, in its discretion, change the base salary of other NEOs based on that NEO's performance.
The Employment Agreement sets Mr. Mininberg’s salary at no less than $1,000,000 per year. The Compensation Committee set Mr. Mininberg's base salary at $1,000,000 for fiscal year 2020, which was unchanged from his base salary for fiscal year 2019. During fiscal year 2020, the Compensation Committee, upon the recommendation of our CEO, approved an increase of $25,000 in Mr. Grass's annual base salary to $525,000 for fiscal year 2020. The Compensation Committee approved the increase because it believes his compensation was below market levels and in recognition of his performance. The Compensation Committee strongly considered the recommendation of the CEO in making its determination. The Compensation Committee also reviewed market data and trends in evaluating the increase in his base salary. The base salaries paid to our NEOs are presented in "Executive Compensation - Summary Compensation Table." The Compensation Committee believes these base salaries are reflective of the marketplace for executive level talent with the industry experience and expertise of Messrs. Mininberg and Grass.
In response to the current business environment as impacted by COVID-19, the Company is taking a variety of precautionary measures and appropriately adjusting its operational needs, including a significant reduction in expenses. As part of these efforts, the Board of

Directors and our NEOs have agreed to certain temporary reductions in the NEO's compensation for fiscal year 2021, effective April 6, 2020. These reductions will continue until further notice by the Company, but in no case will these reductions continue past February 28, 2021 without the respective NEO's consent. For further information, see “Fiscal Year 2021 Compensation Changes” in this CD&A.

Incentive Awards
The Compensation Committee designed our NEOs compensation packages to include a balance of short-term incentive compensation awarded on an annual basis and long-term incentive compensation measured over a three-year performance period. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on cumulative adjusted earnings per share, adjusted cash flow productivity and relative total shareholder return targets). For performance goals and adjustments that were reported in the Company's fiscal year 2020 Annual Report on Form 10-K, the Compensation Committee reviewed the adjustments disclosed in periodic reports and upon certification of performance results, had the ability to exercise negative discretion with the respect to those awards as necessary to appropriately align compensation with performance. There was no negative discretion exercised with respect to the annual incentive results for fiscal year 2020 or the long-term incentive results for three year performance period ending on February 29, 2020.
Annual Incentive Awards
The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals and are important to the success of the Company. Accordingly, each NEO is entitled to receive an annual incentive bonus, subject to the achievement of specific performance conditions that are not duplicative of the performance conditions of his long-term incentive awards. The Compensation Committee also based the annual incentive award on two performance measures, which are intended to measure identified short term goals of the Company. The Compensation Committee reevaluates and establishes the performance measures for all our NEOs on an annual basis to reflect shareholder input and changes in market trends. Under the Employment Agreement, Mr. Mininberg’s annual performance bonus maximum is $3,200,000, or 160% of his annual performance bonus target. The Compensation Committee determines the performance goals and other terms for the annual performance incentive. Additionally, in connection with the making of any grant, the Compensation Committee may increase or decrease targets, thresholds or maximums for these awards.

The fiscal year 2020 annual incentive opportunity was based on the achievement of adjusted income and net sales targets, with no annual incentive award to be paid if the threshold adjusted income target was not met. In determining adjusted income, the Compensation Committee determined that it would be based on the adjusted income from continuing operations of the Company, as reported in the Company's fiscal year 2020 Annual Report on Form 10-K. For fiscal year 2020, adjusted income was defined as GAAP net income from continuing operations, excluding the after tax impacts of asset impairment charges, acquisition-related expenses, restructuring charges, amortization of intangible assets and non-cash share-based compensation. The Compensation Committee values both adjusted income and net sales goals as important to the Company's success. For fiscal year 2020, the Compensation Committee set the threshold, target and maximum adjusted income and net sales values from continuing operations at the following levels:

Performance Metric	Threshold	Target	Maximum	Weighting
Adjusted Income	$194.4 million	$216.0 million	$237.6 million	80%
Net Sales	$1.449 billion	$1.610 billion	$1.691 billion	20%

Eighty percent (80%) of the annual incentive award is based on the achievement of the adjusted income performance measure and twenty percent (20%) is based on the achievement of the net sales performance measure. The Compensation Committee placed a higher weight on the adjusted income goal over the net sales goal because it believes that adjusted income is the most relevant and significant factor in measuring our performance. Additionally, the emphasis on the adjusted income metric reflects the importance the Board places on achieving profitability through disciplined business expansion and expense management. If the adjusted income threshold had not been achieved, because of the importance the Compensation Committee places on adjusted income, no annual incentive would have been earned or payable with respect to fiscal year 2020.
The adjusted income and net sales targets are subject to adjustment in the event the Company or any of its subsidiaries divests any of its stock or assets. Additionally, the Company’s actual results measured to determine the achievement of these targets are subject to adjustment in the event the Company completes an acquisition of any stock or assets. Accordingly, the results of operations attributed to divestitures and acquisitions are effectively excluded from determining whether performance goals have been achieved. The Compensation Committee believes these adjustments properly modify performance results under the 2011 Bonus Plan to account for the impact of divestitures and acquisitions.

Depending upon the achievement of the above performance goals, for fiscal year 2020, our CEO was eligible for a cash payout under the 2011 Bonus Plan targeted at 200% of his base salary ($2,000,000) with a maximum payout of $3,200,000 (160% of target amount) and a threshold payout of 50% of the target amount.

The annual incentive threshold, target and maximum award for our CFO is based upon a percentage of such respective executive officer’s base salary for fiscal year 2020, as follows:

Name	Threshold	Target	Maximum
Mr. Grass	37.5%	75%	150%

For adjusted income and net sales results that fall between either the threshold and the target or the target and maximum values, the payout percentage of the award of each NEO is calculated as a percent of the target amount using a non-linear curve. Additionally, none of our NEOs is entitled to that portion of the bonus attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.

For fiscal year 2020, the Company’s adjusted income, excluding the adjusted income from the Drybar Products acquisition, was $234.1 million, representing 108.4% of the target measure and resulting in a payout percentage relating to that target of 178%, and the Company’s net sales, excluding the net sales from the Drybar Products acquisition, were $1,701.4 million, representing 105.7% of the target measure and resulting in a payout percentage relating to that target of 200%. As a result the Compensation Committee determined the NEOs had earned the following:

Name	Annual Incentive Paid	Blended Percentage of Target
Mr. Mininberg	$3,200,000	160.0% (1)
Mr. Grass	$718,846	182.7%
(1) Mr. Mininberg's annual incentive award is capped at $3.2 million, or 160% of target, pursuant to the Employment Agreement.

Long-Term Incentive Awards
The Compensation Committee believes that executive compensation should be linked, in part, to building long-term shareholder value. This objective is met by providing long-term incentives in the form of equity-based awards, such as Performance Restricted Stock Awards ("Performance RSAs"), Performance Restricted Stock Units ("Performance RSUs"), Restricted Stock Awards ("RSAs") and Restricted Stock Units ("RSUs"). These grants make the performance of the Company’s Common Stock a targeted incentive. Prior to fiscal year 2020, our CEO long-term incentive awards consisted of a mix of performance and time-vested restricted equity awards. Beginning in fiscal year 2020, pursuant to the Employment Agreement, our CEO's long-term incentive compensation structure consisted of only awards based on performance goals and multi-year performance periods. Under the Employment Agreement, no long-term incentive awards of the CEO are time-vested. In fiscal year 2020, our CFO’s long-term incentive compensation structure consisted of a mix of awards based on performance goals and multi-year performance periods (75% of total award) and time-vested RSU incentive awards (25% of total award). Equity-based compensation and ownership give these individuals a continuing stake in the long-term success of the Company. Additionally, the delayed vesting of the time-based equity awards for our CFO requires continuous service over multiple years to help encourage his retention. In fiscal year 2020, the Compensation Committee granted time-vested RSUs to our CFO that will vest over a three-year period with equal (50%) vesting on March 1, 2021, and March 1, 2022. The grant date fair value of time-vested RSUs awarded to our CFO in fiscal year 2020 was $205,000, which represents 25% of his long-term incentive award.

For the long-term incentive awards based on performance targets, the Compensation Committee established what it believes are rigorous goals that are not duplicative between short-term and long-term incentive awards. Beginning in fiscal year 2020, the Company granted equity awards to its NEOs and to key employees pursuant to the Helen of Troy Limited 2018 Stock Incentive Plan ("2018 Stock Plan"), which replaced the Helen of Troy Amended and Restated 2008 Stock Plan (the "2008 Stock Plan") during fiscal year 2019. Under the Employment Agreement, the target long-term performance incentive for our CEO was set at $5,200,000 and the maximum equity award is $10,400,000 (200 percent of the target award amount), or the value of the Common Stock that may be granted to a participant under the 2018 Stock Plan, if that value is lower. The Compensation Committee determines the performance goals and other terms for the long-term performance incentive for the NEOs. Additionally, in connection with the making of any grant, the Compensation Committee may increase or decrease targets, thresholds or maximums for any of these awards granted to the NEOs. For more information regarding the Company’s long-term equity compensation, see “Executive Compensation - Equity Plan Compensation Information - 2018 Stock Incentive Plan."

In furtherance of the above objectives, with respect to fiscal year 2020, both NEOs were eligible to receive a long-term incentive award for a three-year performance period ending February 28, 2022 (referred to as the "fiscal year 2020 long-term incentive grant"), pursuant to the 2018 Stock Plan. The fiscal year 2020 long-term incentive grant is based on the achievement of cumulative adjusted earnings per share

(as described below), adjusted cash flow productivity (as described below) and relative total shareholder return targets. Fifty percent (50%) of the fiscal year 2020 long-term incentive grant is based on the cumulative adjusted earnings per share performance measure, twenty-five percent (25%) of the fiscal year 2020 long-term incentive grant is based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2020 long-term incentive grant is based on the achievement of the relative total shareholder return performance measure. The comparison group for purposes of the relative total shareholder return measure is the Compensation Peer Group.

The threshold, target and maximum award for the fiscal year 2020 long-term incentive grants are as follows:

Name	Grant Type	Threshold Shares (#)	Grant Date Fair Value ($)	Target Shares (#)	Grant Date Fair Value ($)	Max Shares (#)	Grant Date Fair Value ($)
Mr. Mininberg	Performance RSA	23,455	$2,600,000	46,910	$5,200,000	93,820	$10,400,000
Mr. Grass	Performance RSA	2,774	$322,500	5,548	$645,000	11,096	$1,290,000

Adjusted diluted earnings per share is calculated by dividing adjusted income by the number of diluted shares outstanding for each fiscal year. The cumulative adjusted earnings per share metric is calculated as the sum of adjusted diluted earnings per share for each year in the performance period. The adjusted income metric is determined in the same manner as the adjusted income metric in each NEO’s annual incentive award, as described above, other than the results relating to acquisitions during the performance period, which are included in the results for purposes of achieving the long-term incentive targets. The Compensation Committee used cumulative adjusted earnings per share because it believes it is viewed by our shareholders as an important reflection of the Company’s financial health and it measures how the Company is performing with respect to profitability and value creation. Due to the importance of cumulative adjusted earnings per share to the Company’s shareholders over the long-term, the Compensation Committee elected to use the measure as the highest weighted metric in the determination of each NEO's long-term incentive award.

The adjusted cash flow productivity metric is calculated by dividing (1) net cash provided by operating activities of the Company, less capital and intangible asset expenditures, plus pre-tax cash adjustments included in adjusted income, by (2) adjusted income. The Compensation Committee chose this metric because it measures how the Company’s operations are effectively using its investments to generate cash flow. The metric also reflects the importance of cash flow as a means of assessing the fiscal soundness of the Company. The Compensation Committee chose the relative total shareholder return metric because it provides a direct link between each NEO's compensation and shareholder results allowing their performance to be judged in comparison to peer group performance, while also allowing positive and negative adjustments for unexpected market conditions. No NEO is entitled to that portion of the award attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.

In fiscal year 2018, our NEOs received a long-term incentive award under the 2008 Stock Plan, with a three-year performance period that ended on February 29, 2020 with the following targets:

NEO	Grant Type	Threshold Shares (#)	Grant Date Fair Value ($)	Target Shares (#)	Grant Date Fair Value ($)	Max Shares (#)	Grant Date Fair Value ($)
Mr. Mininberg	Performance RSU	12,189	$1,200,000	24,378	$2,400,000	48,756	$4,800,000
Mr. Grass	Performance RSU	2,692	$262,500	5,384	$525,000	10,768	$1,050,000

Pursuant to the terms of the fiscal year 2018 award, the amount of the long-term incentive award paid is determined based on the achievement of cumulative adjusted earnings per share (based on earnings per share without asset impairment charges, restructuring charges, total gains or losses from dispositions, costs and expenses incurred in connection with acquisitions and dispositions, litigation charges (including in connection with settlements of litigation but excluding product liability litigation charges and settlements), non-market based currency devaluations and CEO succession costs), adjusted cash flow productivity (as described above) and relative total shareholder return targets. Fifty percent (50%) of the fiscal year 2018 Performance RSU grant was based on the achievement of the cumulative adjusted earnings per share performance measure, twenty-five percent (25%) of the fiscal year 2018 Performance RSU grant was based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2018 Performance RSU grant is based on the achievement of the relative total shareholder return performance measure.  The comparison group for purposes of the relative total shareholder return measure was the compensation peer group approved for fiscal year 2018.

In May 2020, the Compensation Committee certified the level of attainment of established performance goals for the fiscal year 2018 Performance RSU award. For the three fiscal years ending February 29, 2020, our adjusted cumulative earnings per share was $20.40, representing 112.4 percent of the target measure and resulting in a payout percentage relating to that target of 200 percent. Additionally, our adjusted cash flow productivity over the three-year period was 120 percent, representing 150.0 percent of the target measure and resulting in a payout percentage relating to that target of 200 percent. Finally, our relative total shareholder return over the three-year period was at the 92nd percentile of the comparative peer group, representing 184.0 percent of the target measure and resulting in payout percentage relating to that target of 200 percent.

As a result, the Compensation Committee determined our NEOs had earned the number of shares of Common Stock subject to Performance RSUs reflected in the following table with respect to the fiscal year 2018 Performance RSU grant under the 2008 Stock Plan:

NEO	Grant Type	Earned Shares (#)	Blended Payout Percentage	Market Value February 29, 2020 ($)
Mr. Mininberg	Performance RSU	48,756	200%	$8,025,238
Mr. Grass	Performance RSU	10,768	200%	$1,772,413

Discretionary Bonus for our CFO
In addition to incentive compensation, the Compensation Committee may also award discretionary cash, RSU or RSA bonuses to our NEOs for exceptional performance, extraordinary efforts or milestone company events. The Compensation Committee believes that discretionary bonuses, where warranted, can be effective in motivating, rewarding and retaining our executive officers. At the recommendation of our CEO, the Compensation Committee granted Mr. Grass a $100,000 cash bonus in fiscal year 2020 in recognition of the substantial work performed by Mr. Grass that helped lead to a successful closing of the Company's acquisition of Drybar Products in January 2020.

Limited Perquisites and Other Personal Benefits Provided to Our NEOs

Our NEOs are entitled to participate in various benefit plans available to all employees of the Company, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays. These benefits are available to all our full time employees, including each NEO, and we believe they are comparable to those provided at other companies. In addition, the Company pays or reimburses our NEOs for reasonable travel and other expenses incurred by them in performance of their obligations.
Potential Post-Termination Benefits for our NEOs
The Compensation Committee believes the severance and retirement provisions of the Employment Agreement and the Severance Agreement are a competitive compensation element in the executive labor market at the time the agreements were negotiated and are more beneficial to the Company and its shareholders than conducting an individual negotiation with the NEO in the event of a termination of his employment. The Compensation Committee believes the change of control severance benefits provide incentive for our NEOs to fully consider potential changes that are in the best interest of the Company and our shareholders, even if such changes would result in the executive’s termination. The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior executives. The Compensation Committee views these amounts as reasonable and appropriate for the NEOs, who may not be in a position to obtain comparable employment following a change of control. As noted above, the Employment Agreement limits the potential severance payable to our CEO over the term of the Employment Agreement for the termination events. For further information, see “Executive Compensation - Potential Payments Upon Termination or Change of Control - Employment Agreement with our CEO.”

As the Company does not have a standalone retirement policy for its executive officers, the retirement benefit provisions were added to the Employment Agreement and included in the Severance Agreement. The Compensation Committee believes these retirement provisions further strengthen each NEO’s commitment to high performance standards by maintaining a focus on the long-term performance of the Company, covering periods even following his retirement. The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior executives. As a result, the Compensation Committee views these amounts as reasonable and appropriate for its NEOs, and are a competitive compensation element in the current executive labor market.

Fiscal Year 2021 Compensation Changes

In fiscal year 2021, in response to the current business environment as impacted by COVID-19, our CEO has agreed to a temporary 30% reduction of his annualized base salary to $700,000 and annual incentive target and threshold levels, which will be based on 200% and 100%, respectively, of his base salary earned during fiscal year 2021. Our CFO has also agreed to a temporary 20% reduction of his annualized base salary to $464,000 and annual incentive target, maximum and threshold levels, which are based on 75%, 150% and 37.5%, respectively, of his base salary earned during fiscal year 2021.

The reductions in the base salaries are effective beginning April 6, 2020 and continue until further notice by the Company, but in no case will these reductions continue past February 28, 2021 without the respective NEO’s consent. Both Messrs. Mininberg and Grass have waived certain provisions in their respective Employment Agreement and Severance Agreement to effect these changes.

Stock Ownership Guidelines

Beginning in May 2014, our NEOs became subject to stock ownership and holding requirements. Our CEO is required to own Common Stock equal in value to at least three times his annual salary, and each other NEO is required to own Common Stock equal in value to at least one times his annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the executive, but also shares in-the-money, stock options that are exercisable within 60 days of the date of determination and certain restricted stock units or awards held through various plans and programs of the Company. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.
Until an executive reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations); once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. Although the Company does not require its executive officers to hold Common Stock for specified periods of time, we believe that the above holding requirements result in the ownership by our executives of significant amounts of Common Stock for substantial periods of time and align the interests of our executives with those of our shareholders. For fiscal year 2020, our NEOs held shares well in excess of their stock ownership requirements. For further information on our NEOs' stock ownership, please see "Security Ownership of Certain Beneficial Owners and Management" and for further information on our NEOs' outstanding equity awards, please see "Executive Compensation - Outstanding Equity Awards at Fiscal Year-End 2020."
Prohibition on Pledging and Hedging and Restrictions on Other Transactions Involving Common Stock
Our Insider Trading Policy prohibits Board members and our NEOs from pledging Common Stock or using Common Stock as collateral for any margin loan. In addition, the Insider Trading Policy contains the following restrictions:

•
Board members and our NEOs are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership;

•
Board members and our NEOs are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company;

•
Board members and our NEOs are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any NEO may trade in our Common Stock without pre-approval; and

•	Board members and our NEOs may trade in Common Stock only during open window periods, and only after they have pre-cleared transactions.
Currently, none of our Directors or NEOs have any pledging arrangements in place involving Common Stock.
Tax Implications of Executive Compensation
Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct for federal tax purposes in any one year with respect to certain of its executive officers.

For taxable years beginning prior to December 31, 2017 (prior to changes in U.S. tax law), compensation that constituted “qualified performance-based” under Section 162(m) was excluded from the deductibility limit if, among other requirements, the compensation was payable only upon the attainment of pre-established, objective performance goals under a plan approved by a company’s shareholders.   Historically, we have had the ability to grant compensation to Section 162(m) “covered employees” under both the 2011 Bonus Plan and the 2008 Stock Incentive Plan that was designed to qualify under this exception to maintain the deductibility of that compensation when we have determined that performance-based compensation was appropriate for those executive officers.  Effective for tax years beginning after December 31, 2017, U.S. tax law changes expanded the definition of covered employees under Section 162(m) to include, among others, our CFO, and eliminated the performance-based compensation exception. Therefore, for our 2019 tax year and thereafter, compensation payable to our covered employees in excess of $1,000,000 will not be deductible even if it was intended to constitute qualified performance-based compensation unless it is eligible for transition relief under the newly modified Section 162(m) and any rules promulgated thereunder.
The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements.  However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

EXECUTIVE COMPENSATION
The following table sets forth the summary of compensation during fiscal years 2018 through 2020 for the Company’s CEO, and CFO, whose total compensation exceeded $100,000 and who was serving as a NEO during fiscal year 2020 (such persons referred to, collectively, as the "NEOs").

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Julien R. Mininberg, CEO	2020	1,000,000	—		5,200,000	(4)	3,200,000	14,812	9,414,812
	2019	1,000,000	—		3,206,000		2,360,000	48,541	6,614,541
	2018	975,000	—		3,200,000		2,618,850	13,245	6,807,095
Brian L. Grass, CFO	2020	524,621	100,000	(6)	820,000	(5)	718,846	12,739	2,176,206
	2019	491,250	—		781,000		434,756	12,493	1,719,499
	2018	457,500	—		700,000		460,817	12,260	1,630,577

(1)
These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Long-term incentive awards were granted in fiscal year 2020 under the 2018 Stock Plan in the form of Performance RSAs to Messrs. Mininberg and Grass. Additionally, time-vested RSUs were granted to Mr. Grass under the 2018 Stock Plan. The reported value of the Performance RSAs is computed based on the probable outcome of the performance conditions, which is “target.” For each of the NEOs, the ultimate payout for the Performance RSAs can range from zero shares to a maximum of 200 percent of target. Further information regarding the awards is included in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2020,” “Outstanding Equity Awards at Fiscal Year-End 2020” and “Equity Compensation Plan Information.”

(2)
The fiscal year 2020 amounts in this column represent annual cash incentives under the 2011 Bonus Plan that were earned in fiscal year 2020. These amounts were accrued in the Company’s financial statements in fiscal year 2020, but were paid to Messrs. Mininberg and Grass after fiscal year end 2020, when the Compensation Committee certified that the related performance goals had been achieved. For further information regarding these awards, see “Grants of Plan Based Awards in Fiscal Year 2020.”

(3)	For fiscal year 2020, the following compensation was paid to our NEOs, which comprises “All Other Compensation”:

Name	401(k) Plan ($)	Group Life Insurance ($)	Total ($)
Mr. Mininberg	11,200	3,612	14,812
Mr. Grass	11,367	1,372	12,739

(4)
Includes 46,910 shares subject to Performance RSAs (or $5,200,000), which represents the target award, calculated using a price per share of $110.85, the closing market price of the Common Stock on March 5, 2019, the date of the grant. At the date of the grant, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, is 93,820 shares subject to Performance RSAs (or $10,400,000). This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.

(5)
Includes 1,849 shares subject to time-vested RSUs (or $205,000), which vest equally on March 1, 2021 and March 1, 2022, and 5,548 shares subject to Performance RSAs (or $615,000), which represents the target award, calculated using a price per share of $110.85, the closing market price of the Common Stock on March 5, 2019, the date of the grant. At the date of the grants, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, is 11,096 shares subject to Performance RSAs (or $1,230,000). This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.

(6)	This amount reflects a discretionary cash bonus awarded to Mr. Grass. For further information, please see “Compensation Discussion and Analysis - Discretionary Bonus for our CFO.”

Employment Agreement with our CEO

Pursuant to its terms, Mr. Mininberg’s prior employment agreement with the Company expired on February 28, 2019. The Company entered into the Employment Agreement with Mr. Mininberg as of November 7, 2018, which became effective March 1, 2019. Pursuant to the Employment Agreement, Mr. Mininberg is to serve as the Company’s CEO for a fixed term through February 28, 2023, subject to earlier termination by either party.

Annual Incentive Bonus. The Employment Agreement provides that with respect to fiscal year 2020, and for each annual performance period commencing thereafter during the term, Mr. Mininberg will be eligible for an annual incentive bonus payable in cash under the 2011 Bonus Plan, targeted at 200% of Mr. Mininberg’s base salary, with the opportunity to earn up to a maximum amount of $3,200,000 and a threshold achievement payout of 100% of his base salary, subject to the adjustments and limitations set forth in the Employment Agreement and the 2011 Bonus Plan. The annual incentive bonus will be based on the achievement of performance goals and other terms set forth in the

2011 Bonus Plan and at the sole discretion of the Compensation Committee. No annual incentive bonus will be earned or payable and Mr. Mininberg will not be entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure is not achieved. Mr. Mininberg will also earn or become vested in any award previously granted pursuant to the 2011 Bonus Plan, subject to the terms and conditions of his prior employment agreement with the Company, which will be deemed to remain in effect for that purpose.

Long-Term Incentive Compensation. With respect to the three-year performance period beginning fiscal year 2020, and for each three-year performance period thereafter during the term of the Employment Agreement, Mr. Mininberg will be eligible to receive a long-term performance bonus (the “Fiscal LTPB) in the form of an equity incentive award, pursuant to the 2018 Stock Plan or any successor plan and any award agreement issued thereunder. Pursuant to the Employment Agreement, this award will be in the form of a grant of Performance RSAs. The target equity award for each Fiscal LTPB is $5,200,000. The total Maximum Grant Amount (defined below) is the maximum amount payable as a Fiscal LTPB and will represent 200% of the target award amount. The maximum equity award for each Fiscal LTPB will be the lesser of $10,400,000 or the value of the common shares that may be granted to a participant under the 2018 Stock Plan (the “Maximum Grant Amount”), subject to the limitations set forth in the Employment Agreement and the 2018 Stock Plan. The performance-based RSA grant will have a threshold award of 25% and a target award of 50% of the total performance-based RSAs granted under the 2018 Stock Plan, which is $2,600,000 and $5,200,000, respectively. The Fiscal LTPB will be based on the achievement of performance goals and other terms of the Fiscal LTPB determined at the sole discretion of the Compensation Committee. Mr. Mininberg will not be entitled to a Fiscal LTPB with respect to any performance measure if the threshold amount associated with such performance measure is not achieved. Mr. Mininberg will also continue to be entitled to receive any common shares settled pursuant to any grant of RSUs pursuant to the 2008 Stock Plan prior to the effective date of the Employment Agreement, subject to the terms and conditions of his former employment agreement with the Company and such award.

Other Benefits. For information regarding other limited perquisites and other benefits provided to Mr. Mininberg pursuant to the Employment Agreement, see “Compensation Discussion and Analysis - Our Fiscal Year 2020 Compensation Program for Our CEO - Limited Perquisites and Other Personal Benefits Provided to Our NEOs.”

Employment Termination. The Employment Agreement provided for certain severance and retirement payments and benefits upon Mr. Mininberg’s termination of employment. See “Potential Payments Upon Termination or Change of Control.”

For fiscal year 2020, the following plan-based compensation was awarded to the NEOs:

Grants of Plan-Based Awards in Fiscal Year 2020

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julien R. Mininberg, CEO Annual Incentive Award	03/05/19 (2)	1,000,000	2,000,000	3,200,000
Performance RSAs	3/5/2019				23,455	46,910	93,820		5,200,000 (4)
Brian L. Grass, CFO Annual Incentive Award	03/05/19 (2)	196,733	393,466	786,932
Performance RSAs	3/5/2019				2,774	5,548	11,096		615,000 (4)
Time-Vested RSAs	3/5/2019							1,849 (3)	205,000 (4)

(1)
The number of shares listed represents shares subject to long-term equity incentive awards in the form of Performance RSAs. The performance criteria for these awards is based on the achievement of cumulative adjusted earnings per share, adjusted cash flow productivity and relative total shareholder return targets over a three-year performance period. For further information relating to these awards and performance goals, see "Compensation Discussion and Analysis - Incentive Awards - Long-Term Incentive Awards."

(2)
Under the 2011 Bonus Plan, the performance metrics are based on the achievement of adjusted income and net sales targets. For further information relating to these awards and performance goals, see "Compensation Discussion and Analysis - Incentive Awards - Annual Incentive Awards." The actual payouts for fiscal year 2020 were 160% of the target amount for Mr. Mininberg, the maximum pursuant to the Employment Agreement, and 182.7 percent of the target amount for Mr. Grass.

(3)	The amount shown reflects the number of time-vested RSAs granted to Mr. Grass, which vest equally on March 1, 2021 and March 1, 2022.

(4)
The amounts shown reflect the aggregate grant date fair value of the subject awards, based on the expected achievement of performance targets, where applicable. These were computed in accordance with FASB ASC Topic 718.

The following table sets forth certain information with respect to outstanding equity awards for our NEOs as of February 29, 2020.
Outstanding Equity Awards at Fiscal Year-End 2020

Name	Option Awards (1)				Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (2)	Number of Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (12)
Julien R. Mininberg, CEO	—	—	—	—	48,756 (3)	8,025,238
	—	—	—	—	27,842 (4)	4,582,793
	—	—	—	—	6,218 (5)	1,023,483
	—	—	—	—	2,763 (6)	454,790
	—	—	—	—	34 (7)	5.596
	—	—	—	—	46,910 (8)	7,721,386
Brian L. Grass, CFO	506	—	34.72	5/1/2022	—	—
	1,926	—	36.03	5/6/2023	—	—
	7,500	—	64.19	5/2/2024	—	—
	—	—	—	—	10,768 (3)	1,772,413
	—	—	—	—	6,705 (4)	1,103,643
	—	—	—	—	34 (7)	5,596
	—	—	—	—	5,548 (8)	913,201
	—	—	—	—	896 (9)	147,482
	—	—	—	—	2,235 (10)	367,881
	—	—	—	—	1,849 (11)	304,345

(1)
All options granted had five annual vesting periods commencing on the first anniversary of each grant date. Options granted through May 6, 2013 vested at graduated rates per year of 10, 15, 20, 25, and 30 percent. Options granted on or after May 2, 2014 vested equally at a rate of 20 percent per year.

(2)	All options listed in this table have an expiration date of ten years from the date of grant.

(3)
These shares represent Performance RSUs granted under the 2008 Stock Plan, based on 200 percent performance achievement. The Performance RSUs vest if the performance conditions under the awards are achieved based on a three-year performance period ended February 29, 2020. Payouts can range from zero shares to a maximum of 200 percent of target. In April 2020, the Compensation Committee certified the level of attainment of established performance goals and the Performance RSUs vested at 200 percent of target.

(4)
These shares represent Performance RSUs granted under the 2008 Stock Plan, based on “target.” The Performance RSUs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 28, 2021. Payouts can range from zero shares to a maximum of 200 percent of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSUs vesting at 100 percent of target.

(5)	These shares represent time-vested RSUs granted to Mr. Mininberg, which vest in three equal installments on March 1, 2019, 2020 and 2021.

(6)	These shares represent time-vested RSUs granted to Mr. Mininberg, which vest in three equal installments on March 1, 2018, 2019 and 2020.

(7)	These shares represent time-vested RSUs granted to Messrs. Grass and Mininberg, which vest equally over three years from the grant date on September 18, 2019, 2020 and 2021.

(8)
These shares represent Performance RSAs granted under the 2018 Stock Plan, based on “target.” The Performance RSAs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 28, 2022. Payouts can range from zero shares to a maximum of 200 percent of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSAs vesting at 100 percent of target.

(9)	These shares represent time-vested RSUs granted to Mr. Grass, which vest fifty percent on March 1, 2019 and fifty percent on March 1, 2020.

(10)	These shares represent time-vested RSUs granted to Mr. Grass, which vest fifty percent on March 1, 2020 and fifty percent on March 1, 2021.

(11)	These shares represent time-vested RSAs granted to Mr. Grass, which vest fifty percent on March 1, 2021 and fifty percent on March 1, 2022.

(12)
Calculated using a price per share of $164.60, the closing market price of the Common Stock as reported by NASDAQ Stock Market on February 29, 2020, the end of the Company’s last completed fiscal year.

The following table provides information on all exercises of stock options and vesting of stock awards for our NEOs during fiscal year 2020:

Option Exercises and Stock Vested During Fiscal Year 2020

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Julien R. Mininberg	-	-	56,077	7,459,485
Brian L. Grass	13,818	1,468,376	8,992	1,191,805

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain equity compensation plan information as of February 29, 2020:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights (1) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (3)
Equity compensation plans approved by security holders	323,580	$71.78	2,364,258

(1)	Includes shares issuable under outstanding options, time-vested RSUs and Performance RSUs. Shares issuable upon vesting of time-vested RSAs and Performance RSAs are not included.

(2)	Does not include shares issuable upon vesting of time-vested RSUs and Performance RSUs.
(3) Includes 1,643,329 shares authorized and available for issuance in connection with the 2018 Stock Plan and 720,929 shares authorized and available for issuance under the 2018 ESPP (as defined below).

As of May 15, 2020, (1) there were options to purchase 60,183 shares of Common Stock outstanding under the equity compensation plans of the Company; (2) the weighted average exercise price for such outstanding options was $72.75; (3) the weighted average remaining term for such outstanding options was 2.95 years; and (4) there were 606,200 shares granted but unvested full-value awards under the equity compensation plans of the Company.

2008 Stock Plan

The Company's shareholders approved the 2008 Stock Plan (as amended and restated) at the 2015 annual general meeting of shareholders. The 2008 Stock Plan expired by its terms on August 19, 2018. The 2008 Stock Plan was administered by the Compensation Committee of the Board of Directors. The 2008 Stock Plan permitted the granting of stock options, including ISO's and NSO's, unrestricted shares of Common Stock, stock appreciation rights ("SAR's"), restricted stock, restricted stock units, and other stock-based awards. Following its expiration, no awards will be granted under the 2008 Stock Plan. The 2018 Stock Plan is intended to replace the 2008 Stock Plan.
The 2008 Stock Plan provided that the option price pursuant to which Common Stock may be purchased would be determined by the Compensation Committee, but would not be less than the fair market value of the Common Stock on the date the option is granted. No option granted under the 2008 Stock Plan is exercisable more than ten years after the date of grant. If a participant's service terminates by reason of death or disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or disability, the option may be exercised within one year after the date of death or disability. If a participant's service with the Company terminates for any reason (other than death or disability), each option then held by the participant may be exercised within ninety days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without "cause" by the Company (as determined by the Compensation Committee).
              The 2008 Stock Plan also provided for certain terms and conditions pursuant to which restricted stock and restricted stock units could be granted under the 2008 Stock Plan. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan could be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant's service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant's unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without "cause" by the Company (as determined by the Compensation Committee), provided that with respect to Awards granted to Covered Employees that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code and that are eligible for transition relief from changes to the tax laws in November 2017, such acceleration must be done in a manner that complies with Section 162(m) of the Code.
The terms and conditions of other stock-based awards will be determined by the Compensation Committee. Other stock-based awards granted prior to the changes to the tax laws in November 2017 or future awards that are eligible for transition relief from the changes to the tax laws in November 2017 may be granted in a manner that will enable the Company to deduct any amount paid by the Company in compliance with the "performance-based compensation" exemption from Section 162(m) of the Code. Performance-based awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company's or a participant's performance between the date of grant and a pre-established future date.
              Under the 2008 Stock Plan, the acceleration of equity awards to participants is based on a "double trigger", which means that the acceleration of those awards would generally occur if, during the employment period, the participant's employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control (as defined under the plan) or if the equity award is not assumed or substituted in connection with the Change of Control. In the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant's employment is involuntarily terminated other than for cause or by the participant for good reason, then (1) the participant will have the right to exercise or settle from and after the date of termination any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant's other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant's outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the "target" level, either in full or pro rata based upon the length of time within the performance period that has elapsed.
              With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant's other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant's outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the "target" level, either in full or pro rata based upon the length of time within the performance period that has elapsed.

2018 Stock Incentive Plan

The Company’s shareholders approved the 2018 Stock Plan at the 2018 annual general meeting. The 2018 Stock Plan is administered by the Compensation Committee of the Board of Directors. The 2018 Stock Plan permits the granting of stock options, including ISO’s and NSO’s, unrestricted shares of Common Stock, SAR’s, restricted stock, restricted stock units, and other stock-based awards. As of February 29, 2020, the maximum number of shares reserved for issuance under the 2018 Stock Plan is 1,643,329 shares and the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 2,000,000 shares, subject to adjustment for certain events as described in the plan. The plan will expire by its terms on August 22, 2028.
The 2018 Stock Plan provides that the Compensation Committee may authorize one or more officers to grant awards of up to an aggregate of 2,000,000 shares of Common Stock (subject to adjustment in certain circumstances), provided that any such grants will be subject to the terms and conditions of the Compensation Committee authorization and that such officer must notify the Compensation Committee of any such grants. Currently, employees, directors and consultants (including agents, independent contractors leased employees and advisors) of the Company, its subsidiaries and affiliates are eligible to participate in the 2018 Stock Plan.
The 2018 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted.  The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participant, or (6) through such other means as will be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2018 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability (or such other period specified in the applicable award agreement). If a participant’s service with the Company terminates for any reason (other than death or

Disability), each option then held by the participant may be exercised within ninety days (or such other period specified in the applicable award agreement) after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee).
The 2018 Stock Plan also provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2018 Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2018 Stock Plan may, but shall not be required to, be conditioned upon the completion of a specified period of service, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service unless the participant is party to an employment or severance agreement that provides otherwise, or the participant is eligible for benefits under the Company's retirement plan. The participant’s unvested restricted stock and restricted stock units will be repurchased or forfeited at the time of the participant’s termination. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee). Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and, to the extent vested, receive dividends on the shares of restricted stock granted to him or her under the 2018 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split or subdivision of the shares of restricted stock will be subject to the same restrictions as the restricted stock.
The Compensation Committee has the authority under the 2018 Stock Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.
The terms and conditions of other stock-based awards will be determined by the Compensation Committee. Other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code. Such performance-based awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance during a designated period in which attainment of the performance goals is measured. Performance goals, the length of the performance period and time of payment of the Performance-Based Award are established in writing by the Compensation Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than ninety days after the commencement of the performance period to which the performance goal relates, but in no event after 25 percent of the relevant performance period has elapsed.
Under the 2018 Stock Plan, the acceleration of equity awards due to a Change of Control is based on a “double trigger,” which means that the acceleration of those awards would generally occur if, during the employment period, the participant’s employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control or if the equity award is not assumed or substituted in connection with the Change of Control. Accordingly, in the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant’s service is involuntarily terminated other than for cause or by the participant for good reason, then (1) the participant will have the right to exercise or settle from and after the date of termination any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.
With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed. Regardless of whether a Change of Control has occurred, the Compensation Committee may in its sole discretion at any time determine that, upon the termination of service of a participant for any reason or the occurrence of a Change of Control, all or a portion of such participant’s options or SARs shall become fully or partially exercisable, that such Participant’s awards shall lapse, and/or that any performance-based criteria shall be deemed to be wholly or partially satisfied.

Employee Stock Purchase Plan
At the 2018 annual general meeting of shareholders, the shareholders approved the Helen of Troy Limited 2018 Employee Stock Purchase Plan (the "2018 ESPP") and reserved 750,000 shares of Common Stock for issuance under the plan. It is the intention of the Company that the 2018 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.
The purpose of the 2018 ESPP is to provide employees of the Company or its subsidiaries or affiliates designated by the Compensation Committee of the Board of Directors as eligible to participate in the 2018 ESPP an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the 2018 ESPP will not exceed 750,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the 2018 ESPP. The 2018 ESPP provides that eligible full-time employees of the Company or certain of its subsidiaries or affiliates may purchase shares of Common Stock with payroll deductions accumulated on behalf of such employees. Employees may authorize payroll deductions of up to 15 percent of their compensation, subject to certain limitations under section 423(b) of the Code, which is accumulated over an option period and then used to purchase Common Stock. Option periods end in February and August of each fiscal year. Upon the expiration date of each offering, the funds accumulated in the stock purchase account of each participating employee will be applied to the purchase of shares of Common Stock at a price per share equal to the lesser of (a) a percentage (not less than 85%) established by the Committee (the “Designated Percentage”) of the fair market value per share of Common Stock on the date on which an option is granted, or (b) the Designated Percentage of the fair market value (as determined under the 2018 ESPP) per share of Common Stock on the date on which the option is exercised and the Common Stock is purchased.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The information below describes certain compensation that would be paid to our CEO under the terms of the Employment Agreement and our CFO under the terms of the Severance Agreement, in the event of a termination of each of his employment with the Company and/or change of control of the Company. The amounts shown in the table below assume that such a termination of employment and/or change of control occurred on February 29, 2020. The amounts include estimates that would be paid out to each of Mr. Mininberg and Mr. Grass upon his termination and/or a change of control (based upon his compensation and service levels as of such date). The value of the outstanding Performance RSUs and Performance RSAs and all time-vesting RSUs and RSAs in the below table are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 29, 2020 ($164.60).

Further, upon termination, the executive officer would be entitled to amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned but not yet paid on the date of termination. The actual amounts to be paid out can only be determined at the time of a change of control and/or termination of employment with the Company. In addition to the amounts in the table below, Mr. Mininberg and Mr. Grass would have been entitled to receive earned and unpaid annual incentive compensation of $3,200,000 and $718,846, respectively, as of February 29, 2020. Any outstanding equity awards issued pursuant to the 2008 Stock Plan or 2018 Stock Plan that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2008 Stock Plan or 2018 Stock Plan, as applicable. Mr. Mininberg’s and Mr. Grass’s equity awards are otherwise subject to a double trigger and would not vest unless within specified periods of the change of control, his employment was involuntarily terminated by the Company other than for cause or by the executive for good reason. For further information relating to these incentive awards, see “Compensation Discussion and Analysis - Incentive Awards.” Under the Employment Agreement and the Severance Agreement, Messrs. Mininberg and Grass are also entitled to specified benefits if their employment is terminated by reason of retirement and certain conditions are met. As of February 29, 2020, neither Mr. Mininberg nor Mr. Grass were entitled to receive retirement benefits under these agreements.

In addition to any portion of unpaid base salary and annual incentive earned but not yet paid, Messrs. Mininberg and Grass would have been entitled to receive the following if each had been terminated as of February 29, 2020:
CEO - Julien R. Mininberg

Triggering Event	Compensation Component		How Paid	Payout

Death	•	Death benefits (6)	Third party payment	$750,000

Disability (1)	•	Disability benefits (6)	Third party payment	$3,456,800

Termination for Good Reason or without Cause (and Not in	•	Cash payment of 2 times base salary (3)	Over 24 months	$2,000,000
Connection with a Change of Control) (1) (2) (10)	•	Pro rata portion of any outstanding Performance RSUs based on actual performance (7)	Scheduled vesting date	$13,655,620
	•	Pro rata portion of any time-vested RSUs (7)	Within 60 days	$968,554

	•	Health benefits (5)	Over time	$35,666

		Total		$16,659,840

Termination for Good Reason or without Cause (and in	•	Cash payment of 2 times both base salary and target annual incentive (3) (4)	Within 75 days	$6,000,000
Connection with a Change of Control (1) (2) (10)	•	Accelerated vesting at target of outstanding Performance RSUs and Performance RSAs (8)	Over time (4)	$20,329,417
	•	Accelerated vesting of time-vested RSUs and RSAs (8)	Within 60 days	$1,483,869

	•	Health benefits (5)	Over time	$35,666

		Total		$27,848,952

CFO – Brian L. Grass

Triggering Event	Compensation Component		How Paid	Payout

Death	•	Death benefits (6)	Third party payment	$750,000

Disability (1)	•	Disability benefits (6)	Third party payment	$5,008,400

Termination for Good Reason or without Cause (and Not in	•	Cash payment of 1 times base salary and target annual incentive (3) (4)	Over 24 months	$918,750
Connection with a Change of Control) (1) (10)	•	Pro rata portion of any outstanding Performance RSUs and Performance RSAs based on actual performance (7)	Over time	$2,812,911
	•	Pro rata portion of any time-vested RSUs and time-vested RSAs (7)	Within 60 days	$584,232

	•	Health benefits (9)	Over time	$24,219

		Total		$4,340,112

Termination for Good Reason or without Cause (and in	•	Cash payment of 1.5 times base salary and 1.5 times target annual incentive (3) (4)	Within 75 days	$1,378,125
Connection with a Change of Control) (1) (10)	•	Accelerated vesting at target of any outstanding Performance RSUs and Performance RSAs (8)	Within 60 days	$3,789,257
	•	Accelerated vesting of any time-vested RSUs and time-vested RSAs (8)	Within 60 days	$825,304

	•	Health benefits (9)	Over time	$36,328

		Total		$6,029,014

(1) The terms “disability,” “good reason,” “cause” and "change of control" each have the same meanings as defined in the Employment Agreement for our CEO and the Severance Agreement for our CFO.
(2) Under the terms of the Employment Agreement, our CEO would receive a minimum of $6,000,000 in severance payments upon termination of employment by our CEO for good reason or by the Company without cause (whether or not in connection with a change of control). Consequently, to the extent the aggregate amount or value of the payments is less than $6,000,000, our CEO will be entitled to receive an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $6,000,000. If our CEO’s employment had been so terminated as of February 29, 2020, the aggregate amount or value of severance payments payable to him would be greater than $6,000,000, as shown in the table above, so no additional cash payment would be applicable.

(3)
The amounts represent a cash payment equal to two times base salary payable to our CEO in accordance with the Employment Agreement. In accordance with the Severance Agreement, the amounts represent 12 months of the CFO’s base salary payable in the event of a termination of employment by our CFO for good reason or by the Company without cause (not in connection with a change of control) and 18 months base salary payable in the event of a termination of employment by our CFO for good reason or by the Company without cause in connection with a change of control.

(4)
Under the Employment Agreement, our CEO would have been entitled to receive 200% of his target annual incentive for the performance period in which he is terminated in the event of a termination of employment by our CEO for good reason or by the Company without cause in connection with a change of control, which is reflected in the table above. In addition, under the Severance Agreement, our CFO would have been entitled to receive (a) 100% of his target annual incentive for the performance period in which our CFO is terminated in the event of a termination of employment by our CFO for good reason or by the Company without cause (not in connection with a change of control) and (b) 150% of his target annual incentive for the performance period in which our CFO is terminated in the event of a termination of employment by our CFO for good reason or by the Company without cause in connection with a change of control, which are reflected in the table above.

(5)
Reflects the estimated value of 18 monthly COBRA payments. Under the terms of the Employment Agreement, to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, our CEO is entitled to the continuation of health insurance benefits under COBRA for our CEO and his family for a maximum of 18 months after the date of termination or until our CEO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

(6)
Represents third party payments from insurers. In the event of death, this would include the payment under a life insurance policy in the amount of $750,000. In the event of disability, the amount of the payment(s) under a disability policy would depend upon the circumstances and nature of the disability, with a maximum payment of $25,000 per month until age 67.

(7)
Under the Employment Agreement and the Severance Agreement, in the event of a termination of employment by an NEO for good reason or by the Company without cause (not in connection with a change of control), a pro rata portion of any outstanding Performance RSUs and Performance RSAs will vest based on the actual performance of the Company for the applicable performance periods during which the NEO’s employment was terminated. The amount disclosed in the table for Performance RSUs is based on 200 percent actual performance achievement for the performance period ended February 29, 2020. Additionally, for the CEO, a pro rata portion of any outstanding installment of time-vested RSUs that would have vested as of the anniversary of the grant date that immediately follows the date of termination, will vest under the terms of the Employment Agreement, which is reflected in the table above. Additionally, for the CFO, a pro rata portion of any outstanding installment of time-vested RSUs and RSAs, will vest under the terms of the Severance Agreement.

(8)
In the event of a termination of employment by a NEO for good reason or by the Company without cause in connection with a change of control, all Performance RSUs and Performance RSAs vest at target and all unvested, time-vested RSUs and RSAs will fully vest, which is reflected in the table above. The amount disclosed in the table assumes target performance for RSUs with performance periods ending February 29, 2020, February 28, 2021, and February 28, 2022. Any outstanding equity awards issued to our NEO that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2008 Stock Plan or 2018 Stock Plan.

(9)
Reflects the estimated value of 12 monthly COBRA payments for a termination not in connection with a change of control and 18 monthly COBRA payments for a termination in connection with a change of control. To the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, under the Severance Agreement, our CFO is entitled to the continuation of health insurance benefits under COBRA.  In the event of a termination of employment by our CFO for good reason or by the Company without cause not in connection with a change of control, Mr. Grass and his family are entitled to the continuation of health insurance benefits for a maximum of 12 months after the date of termination or until our CFO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.  In the event of a termination of employment by our CFO for good reason or by the Company without cause in connection with a change of control, those benefits extend to 18 months.

(10)
In the event of each of our NEO's termination without cause or for good reason, all payments and benefits due to him, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon that NEO’s execution of a general release of all claims against the Company, its affiliates and their respective and former directors, employees and agents to the maximum extent permitted by law, pursuant to the Employment Agreement for our CEO and the Severance Agreement for our CFO.

Employment Agreement with our CEO

The Employment Agreement provides for certain payments and benefits upon our CEO's termination of employment, as described below:

•
Death or Disability. If Mr. Mininberg’s employment is terminated by reason of death or disability, then he (or his estate) will be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination, (2) any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of termination, (3) a pro rata bonus for the year in which his death or disability occurred, as determined by the Compensation Committee in its reasonable discretion, and (4) any death or disability benefits under the life insurance and disability programs of the Company and its subsidiaries to which he is entitled.

•
Termination by Company for Cause or by Mr. Mininberg Other Than for Good Reason. If Mr. Mininberg’s employment is terminated for cause by the Company or other than for good reason (as defined in the Employment Agreement) by Mr. Mininberg, then he will be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination and (2) any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of termination.

•
Termination by Mr. Mininberg for Good Reason or by Company Other Than for Cause (and Not in Connection with a Change of Control). If Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such termination), (2) a cash payment equal to two times Mr. Mininberg’s then-applicable base salary, (3) a pro rata bonus under the 2011 Bonus Plan for the year in which the termination occurred, as determined by the Compensation Committee in its reasonable discretion, (4) a pro rata portion of any outstanding Performance RSUs or RSAs granted under the 2008 Stock Plan and 2018 Stock Incentive Plan based upon the actual performance of the Company during the applicable performance periods, (5) a pro rata portion of any installment of outstanding time-vested RSUs issued under his former employment agreement with the Company that would have vested as of the anniversary of the grant date that immediately follows the date of termination, (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months, and (7) to the extent the aggregate amount or value of the payments upon termination of employment by Mr. Mininberg for good reason or by the Company other than for cause is less than $6,000,000, an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $6,000,000. All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

•
Termination by Mr. Mininberg for Good Reason or by Company Other Than for Cause (and in Connection with a Change of Control). Under the Employment Agreement, if Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause within six months prior to, on, or within eighteen months following a change of control, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such termination), (2) a cash payment equal to two times: (A) Mr. Mininberg’s then-applicable base salary at the time of the change of control or the date of termination of employment, whichever is higher, plus (B) an amount equal to the target annual incentive under the 2011 Bonus Plan for the performance period in which his employment terminated, payable in a lump sum, (3) a pro rata bonus under the 2011 Bonus Plan for the year in which the termination occurred, as determined by the Compensation Committee in its reasonable discretion, (4) accelerated vesting of all unvested, time-vested RSUs issued under his former employment agreement with the Company issued pursuant to the 2008 Stock Plan as of the date of termination, (5) accelerated vesting at target of all outstanding, unearned, performance-based RSAs or RSUs issued pursuant to the 2008 and 2018 Stock Plan as of the date of termination, (6)  to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months, and (7) to the extent the aggregate amount or value of the payments upon termination of employment by Mr. Mininberg for good reason or by the Company other than for cause is less than $6,000,000, an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $6,000,000.  In the event any outstanding equity awards issued pursuant to the 2018 Stock Plan are not assumed in connection with a change of control, such awards will immediately vest in accordance with the terms of the 2018 Stock Plan. All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

•
Retirement Benefits. Upon the end of the term of the Employment Agreement, Mr. Mininberg will be entitled to retire and receive: (1) any portion of unpaid base salary or other benefit earned by him up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement), (2) continued vesting of any Performance RSA issued pursuant to the 2018 Stock Plan during the Term and that remains outstanding as of the end of the term of the Employment Agreement, (3) for him, his spouse and children (to the extent eligible), the right to elect to either continue coverage under the Company’s health plan under COBRA or to receive “Retiree Coverage” under the Company’s health plan until December 2029. In the event a change of control occurs following the end of the term of the Employment Agreement and while Mr. Mininberg is entitled to receive the foregoing benefits, (i) if any unearned, performance based RSAs are not assumed in full, then in lieu of the continued vesting of the award, any restrictions on any unearned, performance based RSAs issued under the 2018 Stock Plan that remain outstanding as of the change of control will immediately lapse and be paid out at the target level of performance (or, if higher, the level specified by the terms of the change of control), and (ii) the Company will cause the successor to continue to provide the health benefits described above. If the Company adopts a retirement plan or policy for executive officers, Mr. Mininberg will not be eligible to participate before March 1, 2022. On or after March 1, 2022, Mr. Mininberg may elect to participate and retire under such plan or policy (in lieu of the other retirement benefits provided by the Company) on or after March 1, 2022, but before the end of the term of the Employment Agreement.

Additionally, in the event any outstanding equity awards issued to Mr. Mininberg pursuant to the 2008 Stock Plan are not assumed in connection with a change of control, such awards will vest immediately in accordance with the terms of the 2008 Stock Plan. Under the Employment Agreement, the minimum severance benefit is $6,000,000 if Mr. Mininberg’s employment is terminated for good reason or by the Company other than for Cause whether or not the termination is in connection with a change of control.

Severance Agreement with our CFO

On June 17, 2019, the Company entered into the Severance Agreement with our CFO to govern potential termination of employment in certain circumstances. The Severance Agreement provides for certain payments and benefits upon our CFO’s termination of employment, including (1) any termination by our CFO for good reason or by Company without cause and not in connection with a change of control of the Company (each as defined in the Severance Agreement), (2) any termination by our CFO for good reason or by Company without cause and in connection with a change of control, and (3) upon the retirement of our CFO from the Company. In consideration for the payment and benefits provided under the Severance Agreement, our CFO will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on disparagement of Company or its officers, directors, employees or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation.   The material terms of the Severance Agreement are as follows:

•
For a termination by the Company without cause or our CFO for good reason (not in connection with a change in control), Mr. Grass will receive (1) any portion of unpaid base salary or other benefit earned by him up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement), (2) cash severance equal to 100 percent of his base salary and 100 percent of his target annual incentive award for the year in which the termination occurred, (3) the pro rata portion of his annual incentive award for the year in which the termination occurred based upon the actual performance of the Company during the performance period, (4) the pro rata portion of his outstanding performance-based long-term incentive awards based upon the actual performance of the Company during the applicable performance periods, (5) pro rata acceleration of all time-vested equity awards held by the other named executive officer that are not vested at the time of termination, and (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for him and his family for a maximum of 12 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.

•
For a termination in connection with a change in control (by the Company without cause or by our CFO for good reason within 6 months prior to or 18 months after the change in control), Mr. Grass will receive (1) any portion of unpaid base salary or other benefit earned by him up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement), (2) cash severance equal to 150 percent of his base salary and 150 percent of his target annual incentive award for the year in which the termination occurred, (3) the pro rata portion of his target annual incentive award for the year in which the termination occurred, (4) acceleration of all time-vested equity awards held by the other named executive officer that are not vested at the time of termination, (5) acceleration of all unvested performance-based equity awards at target held by our CFO at the time of termination, (6) a modified tax gross-up similar to that received by our CEO, and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for him and his family for a maximum of 18 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

Additionally, if our CFO voluntarily terminates his employment with the Company for any reason other than for cause, death or good reason any time after the date (1) the sum of our CFO’s age and number of years of service of employment with the Company or any of its affiliates or subsidiaries is 65 and (2) our CFO attains ten consecutive years of employment with the Company or any of its affiliates or subsidiaries, in addition to any unpaid base salary or other earned and vested incentive compensation, our CFO will entitled to the following termination benefits:

•
continued eligibility to vest all outstanding, unearned Performance RSAs granted at least six months prior to his date of retirement (other than any Performance RSAs that may not be vested pursuant to the terms of the applicable award agreement);

•	continued vesting of the pro rata portion of any unvested tranche of time-vested eligible RSAs; and

•
to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for him and his family for a maximum of 18 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

All payments and benefits due to our CFO, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon our CFO’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Severance Agreement.

CEO PAY RATIO FOR FISCAL YEAR 2020

Pay Ratio

Our CEO to median employee pay ratio has been calculated in accordance with the adopted rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and is calculated in a manner consistent with Item 402(u) of Regulation S-K. Our CEO's annual total compensation for fiscal year 2020, as shown in the Summary Compensation Table above, was $9,414,812. The median Helen of Troy Limited employee's annual total compensation in fiscal year 2020 (other than our CEO) was $67,423, calculated using the same methodology as used in the calculation of the Summary Compensation Table, consisting of base salary, bonus, stock awards, non-equity incentive plan compensation, and all other compensation. As a result, the ratio of our CEO's annual total compensation in fiscal year 2020 to the median annual total compensation of all Helen of Troy Limited employees (other than our CEO) in fiscal year 2020 was 139.6, when calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Employee

For purposes of determining the median Helen of Troy Limited employee, we evaluated all employees, other than our CEO, employed by the Company as of February 29, 2020 and calculated each such employee's annual total compensation received from March 1, 2019 through February 29, 2020. Annual total compensation consists of total cash compensation, including actual wages earned (including overtime), annual performance based incentive cash actually received, holiday cash bonuses and one time bonuses. We did not make any material assumptions, adjustments, or estimates with respect to annual total compensation and we annualized the compensation for any full-time employees that were not employed by us for all of fiscal year 2020. The annual total compensation of each employee other than our CEO was then ranked lowest to highest to determine the median employee.

Annual Total Compensation

After identifying the median employee based on annual total compensation, as described above, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the "Summary Compensation Table" herein.

COMPENSATION RISKS

The Company has reviewed and assessed its compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.

The Company believes that its compensation programs for employees and executive officers are appropriately tailored to encourage employees to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, the Company’s compensation programs are designed to provide the following: elements that reward short-term and long-term performance; for our executive officers, incentive compensation that rewards individual and Company performance; incentive or equity compensation awards that vest based on performance and/or over time; and compensation with fixed and variable components, so that executive officers and key employees have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing the Company’s business strategy.
Overall, the Compensation Committee does not believe that the compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

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Our compensation program is designed to provide a balanced mix of base salary, annual cash incentive compensation and long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics;

•
Our 2011 Bonus Plan provides for authority to adjust the performance targets for annual incentive bonuses to take into account divestitures of the Company to reduce the incentive to engage in activities that would have a short-term focus and would be inconsistent with the Company’s long-term business objectives;

•	Our stock incentive plans and our 2011 Bonus Plan include clawback provisions in the event of a financial restatement or misconduct;

•
The annual cash incentive opportunity for our CEO and other NEOs contains maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior; and

•
Our insider trading policy prohibits executives from pledging Common Stock or using Common Stock as collateral for any margin loan and from engaging in transactions (such as trading in options) designed to hedge against the value of the Common Stock.

Based on the recent actions taken by the Company and considering that we received over 99 percent of votes present (excluding abstentions and broker non-votes) in favor of the compensation of our NEOs described in our 2019 proxy statement (“say on pay”), the Compensation Committee concluded that the executive compensation program is consistent with our executive compensation objectives and principles. As a result, since the 2019 annual general meeting, the Compensation Committee has not significantly changed our compensation principles and objectives in response to that vote.

CERTAIN RELATIONSHIPS - RELATED PERSON TRANSACTIONS
Procedures for the Approval of Related Person Transactions
The Audit Committee Charter provides that the Audit Committee has the authority to establish, and communicate to the full board and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all material related person transactions.
At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a material related person transaction, the executive officer, Director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction. Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a material related person transaction requiring approval by the Audit Committee. If the transaction is considered to be a material related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.
Related Person Transactions
The Audit Committee was not requested to, and did not approve, any transactions required to be reported under SEC rules in fiscal year 2020. Since the beginning of fiscal year 2020, there were no related-person transactions under the relevant standards.
PROPOSAL 2: ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Helen of Troy Limited approve, on an advisory basis, the compensation of the Company’s NEOs disclosed in the Compensation Discussion and Analysis ("CD&A"), the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for the Company’s 2020 Annual General Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests. In addition, our executive compensation program includes other practices that we believe serve shareholder interests such as paying for performance, establishing rigorous performance goals and maintaining clawback terms for incentive awards and prohibitions on hedging or pledging Company stock.  The Compensation Committee believes that the Company’s executive compensation program uses appropriate structures and sound pay practices. Accordingly, the Compensation Committee recommends a vote “For” this Proposal 2.

We urge shareholders to read the “CD&A” beginning on page 19 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

AUDIT COMMITTEE MATTERS
Composition
The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of four Directors: Thurman K. Case, Krista L. Berry, Gary B. Abromovitz, and Beryl B. Raff. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Thurman K. Case qualifies as an “audit committee financial expert” as defined by SEC rules.
Responsibilities
The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.
The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•	The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•
The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;

•	The Company’s compliance with legal and regulatory requirements; and

•	The staffing and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.

The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, its discussions with the auditors and the committee members' experience in business, financial and accounting matters. The committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

Report of Audit Committee

The Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2020.

2.
The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed in applicable Public Company Accounting Oversight Board (“the PCAOB”) rules. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.

3.
The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has held discussions regarding independence with its auditor and independent registered public accounting firm.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2020 for filing with the SEC.
Members of the Audit Committee:
Thurman K. Case (Chairman)
Krista L. Berry
Gary B. Abromovitz
Beryl B. Raff
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES FOR SERVICES PROVIDED BY OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees for professional audit services provided by Grant Thornton LLP for the audits of the Company’s annual consolidated and stand-alone financial statements for fiscal years ended 2020 and 2019, and fees for other services provided by Grant Thornton LLP associated with those.

Type of Fee	2020	2019
Audit Fees	$1,262,921	$1,331,800
Audit-Related Fees	—	—
Tax Fees	12,550	18,200
All Other Fees	17,500	33,600
Total	$1,292,971	$1,383,600
Audit Fees: Consist of fees for professional services rendered for the audit of the Company’s consolidated and stand-alone financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.
Audit-Related Fees: Consist of fees for professional services rendered by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.
Tax Fees: Consist of tax compliance/preparation fees for professional services rendered by our independent registered public accounting firm to certain subsidiaries of the Company.
All Other Fees: These are fees for other permissible work performed by Grant Thornton LLP that does not meet the above category descriptions and are for the audit of agreed upon procedures and the provision of certain consents or certain procedures related to the issuance of our registration statements on Form S-8.
The Audit Committee pre-approved all of the services described above that were provided in fiscal years 2020 and 2019 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act. There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.
PROPOSAL 3: APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2021 FISCAL YEAR AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION
Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and are able to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.
The Audit Committee has nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for fiscal year 2021. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for fiscal year 2020, is expected to be virtually present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions.
Vote Required for Approval and Recommendation
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Grant Thornton LLP as our auditor and independent registered public accounting firm for fiscal year 2021 and authorize the Audit Committee to set the auditor’s remuneration as described in this Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS
We currently expect that our 2021 annual general meeting of shareholders will be held on or about Wednesday, August 25, 2021. Shareholders intending to present proposals at the 2021 annual general meeting of shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than March 19, 2021. Under the Company's bye-laws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2021 annual meeting, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our Nominating Committee as described under "Board Committees and Meetings – Nominating Committee"), the shareholder must submit the proposal or nomination in writing between May 27, 2021 and June 26, 2021. The nomination or proposal and supporting materials must comply with the requirements set forth in our bye-laws. To be in proper form, the notice of a director nomination should be accompanied by supporting materials required by our bye-laws, including, among other things, written consent of the proposed candidate to serve as a director if nominated and elected, information about the proposed nominee for director, information about the shareholder submitting the nomination, and information about any other shareholders or beneficial owners known to support the nomination. Additionally, any candidate nominated by shareholders must meet the general requirements outlined in the Company's bye-laws. Unless submitted in accordance with Rule 14a-8 of the Exchange Act, neither the Board of Directors nor the Nominating Committee is required to include any shareholder nominee or proposal as a proposal in the proxy statement and proxy card mailed to shareholders. Unless the shareholder notifies the Company of such intent between those dates, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as the proposal is properly presented at the meeting.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on review of the copies of such reports filed with the SEC and written representations that no other reports were required, during fiscal year 2020, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10 percent shareholders were satisfied, except that one Form 4 for each of Mr. Mininberg, Mr. Carson and Mr. Grass were inadvertently filed late, each with respect to an exempt transaction.

OTHER MATTERS
Except as described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.
HOUSEHOLDING OF MATERIALS
To reduce the expenses of delivering duplicate proxy materials, we participate in the practice of “householding” proxy statements and annual reports. This means that we deliver one Notice of Internet Availability and, if applicable, annual report and proxy statement, to multiple shareholders sharing the same mailing address unless otherwise requested. The Company will promptly deliver a separate copy of either document to any shareholder upon request by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas (915) 225-4841, or via e-mail at Arakunas@helenoftroy.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912. Some banks, brokers, and other nominee record holders may also be participating in the practice of “householding” proxy statements and annual reports. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 26, 2020
Pursuant to SEC rules, we may furnish proxy materials, including this proxy statement and the Company’s 2020 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested. You may submit your proxy via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.
This proxy statement and the Company’s 2020 Annual Report to Shareholders are available electronically on our hosted website at
WWW.PROXYVOTE.COM
To access and review the materials made available electronically:
1. Go to WWW. PROXYVOTE.COM and input the 16-digit control number from the Notice of Internet Availability or proxy card.
2. Click the “2020 Proxy Statement” or “2020 Annual Report”.
3. Have your proxy card or voting instructions available.
This is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to review all of the important information contained in the proxy materials before voting. The Notice of Internet Availability and the proxy materials are first being made available to our shareholders on or about July 15, 2020.
HOW TO OBTAIN OUR ANNUAL REPORT, PROXY STATEMENT
AND OTHER INFORMATION ABOUT THE COMPANY
From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company. The following options are available:
1. Our Investor Relations site, which can be accessed from our main Internet website located at WWW.HELENOFTROY.COM, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2020 Annual Report to Shareholders are both available at this site.
2. You may also request a free copy of our Annual Report or proxy statement by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas (915) 225-4841, or via e-mail at Arakunas@helenoftroy.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912.
YOUR VOTE IS IMPORTANT

HELEN OF TROY LIMITED
ATTN: ROSS CITTA
ONE HELEN OF TROY PLAZA
EL PASO, TX 79912

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HELE2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D19066-P42165

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HELEN OF TROY LIMITED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Gary B. Abromovitz	☐	☐	☐
1b. Krista L. Berry	☐	☐	☐
1c. Vincent D. Carson	☐	☐	☐
1d. Thurman K. Case	☐	☐	☐
1e. Timothy F. Meeker	☐	☐	☐
1f. Julien R. Mininberg	☐	☐	☐
1g. Beryl B. Raff	☐	☐	☐
1h. Darren G. Woody	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. To provide advisory approval of the Company's executive compensation.	☐	☐	☐
3. To appoint Grant Thornton LLP as the Company's auditor and independent registered public accounting firm to serve for the 2021 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor's remuneration.	☐	☐	☐

Please date this proxy and sign exactly as your name(s) appear(s) hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D19067-P42165

HELEN OF TROY LIMITED
Annual General Meeting of Shareholders
August 26, 2020 11:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby authorizes each of Julien R. Mininberg and Tessa Judge as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the "Company") to be held virtually at: www.virtualshareholdermeeting.com/HELE2020 on Wednesday, August 26, 2020, at 11:00 A.M., Mountain Daylight Time, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES IN PROPOSAL 1 AND A VOTE "FOR" ON PROPOSALS 2 AND 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE LISTED NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Continued and to be signed on reverse side

Annex A

Reconciliation of GAAP Diluted Earnings Per Share (EPS) to Adjusted Diluted EPS (non-GAAP)
(Unaudited) (Shares in thousands)

Reconciliation of GAAP Operating Income
to Adjusted Operating Income (non-GAAP)
(Unaudited) (in thousands)

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Free Cash Flow (non-GAAP) and Free Cash Flow Per Diluted Share (non-GAAP)
(Unaudited) (in thousands)

A-1

Leadership Brand Net Sales Revenue
to Total Net Sales Revenue
(Unaudited) (in thousands)

Adjusted operating income, adjusted diluted earnings per share (“EPS”), free cash flow, and free cash flow per share may be considered non-GAAP financial measures as set forth in SEC Regulation G, Rule 100. The adjusted operating income and adjusted diluted EPS tables above report operating income and diluted EPS from continuing operations without the impact of non-cash asset impairment charges, restructuring charges, the Toys "R" Us bankruptcy charge, CEO succession costs, acquisition-related charges, tax reform, Venezuelan currency re-measurement related charges, patent litigation charges, amortization of intangible assets, and non-cash share-based compensation for the periods presented, as applicable. The free cash flow table above reports net cash provided by operating activities (GAAP) less capital and intangible asset expenditures to derive free cash flow (non-GAAP), and free cash flow divided by diluted shares outstanding to derive free cash flow per share (non-GAAP). During fiscal year 2018, we divested our Nutritional Supplements segment, therefore fiscal year 2018 and prior fiscal years 2014 to 2017 have been restated to reflect the divestiture. Fiscal year 2020 includes approximately 5 weeks of operating results from the acquisition of Drybar Products on January 23, 2020. The tables reconcile adjusted operating income, adjusted diluted EPS from continuing operations and free cash flow to their corresponding GAAP-based measures, operating income, diluted EPS from continuing operations and net cash provided by operating activities - continuing operations, presented in our consolidated statements of income in our Annual Report on Form 10-K for the fiscal year ended February 29, 2020. We believe adjusted operating income, adjusted diluted EPS from continuing operations and free cash flow provide useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations. We believe these non-GAAP financial measures, in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of such charges on net income, earnings per share and operating income. We also believe that these non-GAAP measures facilitate a more direct comparison of our performance with our competitors. We further believe that including the excluded charges would not accurately reflect the underlying performance of our continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in our GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of our activities. Our adjusted operating income, adjusted diluted EPS from continuing operations and free cash flow are not prepared in accordance with GAAP, are not an alternative to GAAP financial information and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information. Leadership Brand net sales revenue consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, Hot Tools and Drybar brands.

A-2